================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          ATLANTIC RICHFIELD COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

[LOGO OF ARCO]

ATLANTIC RICHFIELD COMPANY


NOTICE OF 1998
ANNUAL MEETING
OF STOCKHOLDERS
AND PROXY STATEMENT

                   ----------------------------------------
                    PLEASE COMPLETE, SIGN, DATE AND RETURN
                              YOUR PROXY PROMPTLY
                   -----------------------------------------


                                        MONDAY, MAY 4, 1998
                                        11:00 A.M.
                                        ARCO CENTER
                                        THE AUDITORIUM, CONCOURSE LEVEL
                                        333 SOUTH HOPE STREET
                                        LOS ANGELES, CALIFORNIA

[LOGO OF ARCO]

ATLANTIC RICHFIELD COMPANY
515 South Flower Street
Los Angeles, California 90071

March 16, 1998

Dear ARCO Stockholder:

You are cordially invited to join us at the 1998 Annual Meeting of Stockholders in Los Angeles, California on May 4.

Enclosed with this Proxy Statement are your voting instructions and the 1997 Annual Report.

This year the Annual Meeting will be held in the auditorium at the ARCO Products Company's headquarters building in Los Angeles. At this meeting we will vote on the matters described in the Proxy Statement. We know that it is not practical for most shareholders to attend the Annual Meeting in person. In addition, annual meetings are not the most efficient way to communicate with our shareholders. Therefore, we encourage you to visit our site on the Worldwide Web at http//www.arco.com for up-to-the-moment news about ARCO. As an alternative, you may call for current news releases via our facsimile on demand service at 1-800-333-ARCO.

Whether or not you plan to attend the Annual Meeting, we strongly encourage you to designate the proxies shown on the enclosed card to vote your shares. We are pleased to offer you three options for designating the proxies and indicating your voting preferences: (1) you may complete, sign, date and return by mail the enclosed proxy card; OR you may follow the instructions found on the proxy card and vote (2) by telephone or (3) via the internet. If you choose to vote via telephone or the internet, you will have a PIN number assigned to you on the proxy card that you will use to safeguard your vote.

We have also asked you to indicate your wish to receive future mailings to shareholders via electronic mail instead of paper copies by regular mail. You should know that if you initially select electronic delivery and then change your mind, you will always be able to obtain a paper copy from the Company.

In response to the SEC's recent emphasis on clear and simple communications to shareholders and investors, ARCO has redrafted its proxy statement in "plain English." We hope you like this simplified format and welcome your comments.

I would like to take this opportunity to remind you that your vote is important.

Sincerely,

/s/ Mike R. Bowlin

Chairman of the Board and
Chief Executive Officer

[LOGO OF ARCO]

                           ATLANTIC RICHFIELD COMPANY

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:  MAY 4, 1998
TIME:  11:00 A.M.
PLACE: ARCO CENTER
       The Auditorium, Concourse Level
       (ARCO Products Company)
       333 South Hope Street
       Los Angeles, CA 90071

MATTERS TO BE VOTED UPON:

1. Election of nine directors to hold office for a one-year term;

2. Ratification of the appointment of Coopers & Lybrand L.L.P. as our independent auditors for the year 1998;

3. Stockholders' proposals described beginning on page 25, which are opposed by the Board of Directors; and

4. Any other matters that may properly come before the meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE IN FAVOR OF THE ELECTION OF DIRECTORS AND THE APPOINTMENT OF COOPERS & LYBRAND AND AGAINST THE STOCKHOLDERS' PROPOSALS.

Stockholders who are holders of record of the Preference Stocks and of the Common Stock at the close of business on March 6, 1998 will be entitled to vote at the meeting.

-------------------------------------------------------------------------------
 IF YOU PLAN TO ATTEND:
 Please note that space limitations make it necessary to limit attendance to shareholders. If you wish to attend, please indicate your wish by checking the box that appears on the proxy card. "Street name" holders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.
-------------------------------------------------------------------------------

IT WILL BE HELPFUL TO US IF YOU WILL READ THE PROXY STATEMENT AND THE VOTING INSTRUCTIONS ON THE PROXY CARD, AND THEN VOTE (1) BY FILLING OUT, SIGNING AND DATING THE PROXY CARD AND RETURNING IT BY MAIL, OR (2) BY CALLING THE 800 NUMBER LISTED ON THE PROXY CARD, OR (3) VIA THE INTERNET.

/s/ Bruce G. Whitmore

BRUCE G. WHITMORE                                 Los Angeles, California
Senior Vice President,                            March 16, 1998
General Counsel and
Corporate Secretary

                               TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     NO.
     ------------------------------------------------------------------------------- ----
     QUESTIONS AND ANSWERS..........................................................   1

     BOARD OF DIRECTORS.............................................................   3
*    ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD)...................................   3
     Committees of the Board........................................................   6
     Board Compensation.............................................................   8

     STOCK OWNERSHIP................................................................   9
     Stock Owned by Directors and Executive Officers ...............................   9
     Compliance with Section 16(a) of the Securities Exchange Act of 1934...........  10
     Voting Stock Owned by "Beneficial Owner".......................................  10

     EXECUTIVE COMPENSATION.........................................................  11
     Summary Compensation Table.....................................................  11
     Committee Report on Executive Compensation.....................................  14
     Option Grants for 1997 ........................................................  19
     Aggregated Option Exercises in 1997 and Year-End Option Values.................  20
     1985 Executive Long-Term Incentive Plan Contingent Awards for 1997 and for 1996  21
     Estimated Retirement Benefits..................................................  21
     Change of Control Arrangements ................................................  22
     Five-Year Performance Graph ...................................................  23
     Annual Total Shareholder Return Performance....................................  23

     INDEPENDENT AUDITORS...........................................................  24
*    PROPOSAL TO APPROVE THE APPOINTMENT OF COOPERS & LYBRAND
      (ITEM 2 ON PROXY CARD)........................................................  24

     STOCKHOLDERS' PROPOSALS........................................................  25
*    GUIDELINES FOR COUNTRY SELECTION (ITEM 3 ON PROXY CARD)........................  25
*    ADDITIONAL REPORTING OF POLITICAL CONTRIBUTIONS
      (ITEM 4 ON PROXY CARD)........................................................  28
*    REQUEST FOR COMPANY INVESTIGATION (ITEM 5 ON PROXY CARD).......................  29

     OTHER INFORMATION..............................................................  32
     June 13, 1997 Stock Split......................................................  32
     Other Proposed Action..........................................................  32
     Discretionary Voting by Plan Trustees..........................................  32
     Stockholder Proposals and Nominations for 1999 Annual Meeting..................  32
     Additional Information Available...............................................  32

--------
*    Matters to be voted upon

                             QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------

Q: WHAT AM I VOTING ON?
A: Five proposals. Item numbers refer to item numbers on proxy card.
    Item 1. Election of nine directors
    Item 2. Ratification of appointment of Coopers & Lybrand as independent auditors of the Company
    Item 3. Guidelines for country selection
    Item 4. Additional reporting of political contributions
    Item 5. Request for Company investigation

--------------------------------------------------------------------------------

Q: WHO CAN VOTE?
A: All stockholders of record at the close of business on March 6, 1998 are entitled to vote. Holders of the Company's $3.00 Preference Stock ("$3.00 Preference Stock") are entitled to sixteen votes per share; holders of the Company's $2.80 Preference Stock ("$2.80 Preference Stock") are entitled to four votes per share; and holders of the Company's Common Stock ("Common Stock") are entitled to one vote per share. Fractional shares, such as those held in the benefit plans and in the dividend reinvestment plans, may not be voted. All shares of Common and Preference Stocks vote together as one class.

--------------------------------------------------------------------------------

Q: WHO CAN ATTEND THE MEETING?
A: All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. You will be admitted only if you previously indicated your wish to attend on the proxy card. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Everyone must check in at the registration desk at the meeting.

--------------------------------------------------------------------------------

Q: HOW DO I VOTE?
A: You may choose one of three ways to cast your vote:
   1. BY MAIL: Complete, date, sign and mail the proxy card in the enclosed postage pre-paid envelope.
   2. BY TELEPHONE: Call 1-800-652-8683 toll free from the US and Canada.
   3. VIA THE INTERNET: Access the World Wide Web site http://www.vote-by-net.com.

   Voting by telephone and via the internet is available 24 hours a day, 7 days a week.

   By voting in one of the three ways listed above, you will authorize the individuals named on the proxy card, referred to as the proxies, to vote your shares according to your instructions.

--------------------------------------------------------------------------------

Q: WHAT HAPPENS IF I DO NOT INDICATE MY PREFERENCE FOR ONE OF THE ITEMS?
A: If you do not indicate how you wish to vote for one or more of the nominees for director, the proxies will vote FOR election of all the nominees for Director (Item 1). If you "withhold" your vote for any of the nominees, this will be counted as a vote AGAINST that nominee. If you leave Item 2 blank, the proxies will vote FOR ratification of the appointment of Coopers & Lybrand (Item 2). If you do not mark a preference regarding the stockholders' proposals, the proxies will vote AGAINST adoption of these stockholders' proposals (Items 3, 4 and 5).

--------------------------------------------------------------------------------

Q: WHAT IF I VOTE AND THEN CHANGE MY MIND?
A: You can revoke your proxy by writing to us, by voting again via mail, telephone or the internet, or by attending the meeting and casting your vote in person. Your last vote will be the vote that is counted.

--------------------------------------------------------------------------------

Q: WHAT CONSTITUTES A QUORUM?
A. As of the record date, March 6, 1998, the Company had 55,112 shares of $3.00 Preference Stock, 607,906 shares of $2.80 Preference Stock and 320,737,419 shares of Common Stock outstanding. The holders of the Preference Stocks have the right to cast a total of 3,313,416 votes, and the holders of Common Stock have the right to cast a total of 320,737,419 votes. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast constitutes a quorum for adopting the proposals at the Annual Meeting. If you have properly designated the proxies and indicated your voting preferences by mail, by telephone or via the internet, you will be considered part of the quorum, and the proxies will vote your shares as you have instructed them. If a broker holding your shares in "street" name indicates to us on a proxy card that the broker lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for any purpose.

--------------------------------------------------------------------------------

Q: IS MY VOTE CONFIDENTIAL?
A: Yes. Proxy cards, ballots and voting tabulations that identify individual shareholders are kept confidential except in certain circumstances where it is important to protect the interests of the Company and its shareholders. Generally, only the inspectors of election and the employees of First Chicago processing the votes will have access to your name. They will not disclose your name as the author of any comments you include on the proxy card unless you ask that your name be disclosed to management.

--------------------------------------------------------------------------------

Q: WHO WILL COUNT THE VOTES?
A: Employees of First Chicago will tabulate the votes and act as the inspectors of election.

--------------------------------------------------------------------------------

Q: WHAT SHARES ARE INCLUDED ON THE PROXY CARD?
A: The shares listed on your card sent by the Company represent all the shares of Common Stock and shares of $3.00 and $2.80 Preference Stocks held in your name (as distinguished from those held in "street" name), including those held in dividend reinvestment plans, in the Company's defined contribution plans (if you are an employee stockholder), and any shares of Restricted Stock you hold under the Company's Executive Long-Term Incentive Plan. You will receive a separate card or cards from your broker if you hold shares in "street" name.

--------------------------------------------------------------------------------

Q: WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?
A: It indicates that your shares are held in more than one account, such as two brokerage accounts and registered in different names. You should vote each of the proxy cards to ensure that all of your shares are voted. We encourage you to register all of your brokerage accounts in the same name and address for better shareholder service. You may do this by contacting our transfer agent, First Chicago, at 1-800-756-8200.

--------------------------------------------------------------------------------

Q: HOW MUCH DID THIS PROXY SOLICITATION COST?
A: The Company has retained D. F. King & Co., Inc. to solicit proxies from shareholders at an estimated fee of $20,000, plus expenses. (Note that this fee does not include the costs of printing and mailing the proxy statements.) Some of the officers and other employees of ARCO also may solicit proxies personally, by telephone and by mail. ARCO will also reimburse brokerage houses and other custodians for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of Common and Preference Stocks.

--------------------------------------------------------------------------------

Q: WHOM CAN I CALL WITH ANY QUESTIONS?
A: You may call First Chicago at 1-800-756-8200 or visit their website:
   http://www.fctc.com.

                               BOARD OF DIRECTORS

THIS SECTION GIVES BIOGRAPHICAL INFORMATION ABOUT OUR DIRECTORS AND DESCRIBES THEIR MEMBERSHIP ON BOARD COMMITTEES, THEIR ATTENDANCE AT MEETINGS AND THEIR COMPENSATION

                             ELECTION OF DIRECTORS

                              Item 1 on Proxy Card

The number of directors constituting the whole Board is currently twelve, but is expected to be nine following the Annual Meeting. The Board of Directors has selected eight of the members currently serving on the Board as nominees for election at the 1998 Annual Meeting of Stockholders, and one nominee who does not currently serve on the Board, Mr. Langbo. All of the nominees were recommended by the Corporate Governance Committee.

                               Frank D. Boren
                               Mike R. Bowlin
                               John Gavin
                               Kent Kresa
                               Arnold G. Langbo
                               David T. McLaughlin
                               John B. Slaughter
                               Gary L. Tooker
                               Henry Wendt

Directors elected at the Annual Meeting will hold office for a one-year term. Unless you withhold authority to vote for one or more of the nominees, the persons named as proxies intend to vote for the election of the nine nominees.

There have been several changes in the Board since the 1997 Proxy Statement. Mrs. Hanna Gray has decided to retire at the end of her term on May 4, 1998, Mr. Lodwrick M. Cook retired on December 31, 1997, and Mr. Richard Deihl retired on January 31, 1998. The Board elected Mr. Tooker to the Board on January 25, 1998. Finally, the President, Bill Wade, and all of the Executive Vice Presidents currently serving on the Board have decided not to stand for re-election. Accordingly, following the Annual Meeting, the CEO and Chairman of the Board, Mike Bowlin, will be the only employee director on the Board.

All nominees have consented to serve as directors. The Board of Directors has no reason to believe that any of the nominees should be unable to act as a director. However, if any director is unable to stand for re-election, the Board may either reduce the size of the Board or designate a substitute. If a substitute nominee is named, the proxies will vote for the election of the substitute.

The information includes the age of each nominee as of the date of the meeting.

--------------------------------------------------------------------------------


                       FRANK D. BOREN, 63

                       Director of ARCO since 1990. President of Sustainable Conservation since June 1992. President, The Nature Conservancy (January 1987-January 1990), Partner,
                       McNeill Enterprises (real estate) (1980-1986 and
                       January 1990-Present) and Partner in the law firm of Paul, Hastings, Janofsky & Walker (1968-1980).
[PHOTO APPEARS HERE]
--------------------------------------------------------------------------------


                       MIKE R. BOWLIN, 55
                       Chairman of the Board and Chief Executive Officer of
                       ARCO

                       Director since 1992. Chairman of the Board since July 1995 and Chief Executive Officer since July 1994. President (June 1993-January 1998), Executive Vice President (June 1992-May 1993) and Senior Vice
                       President (July 1985-June 1992). Officer of ARCO since 1984. Director of Wells Fargo and Company.
[PHOTO APPEARS HERE]
--------------------------------------------------------------------------------


                       JOHN GAVIN, 67

                       Director of ARCO since 1989. Chairman of Gamma Services International (international consulting services) since January 1990 and Managing Director (Latin America) for Hicks, Muse, Tate and Furst since 1995. Former United States Ambassador to Mexico. Director of Dresser Industries, KAP Resources (Canadian), International
                       Wire Holdings, Krause's Furniture, Inc., Pinkerton's, Inc., and Hotchkis and Wiley Mutual Funds.
[PHOTO APPEARS HERE]
--------------------------------------------------------------------------------


                       KENT KRESA, 60

                       Director of ARCO since 1993. Director of Northrop
                       Grumman Corporation (aerospace) since 1987 and
                       Chairman, President and Chief Executive Officer since 1990. President and Chief Operating Officer of Northrop Corporation (1987-1990). Director of Chrysler Corporation.
[PHOTO APPEARS HERE]
--------------------------------------------------------------------------------


                       ARNOLD G. LANGBO, 61

                       Nominee for Director. Director of Kellogg Company
                       (cereal products) since 1990 and Chairman of the Board and Chief Executive Officer since 1992, President and Chief Operating Officer (1990-1992). Director of
                       Johnson & Johnson and Whirlpool Corporation.
[PHOTO APPEARS HERE]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       DAVID T. MCLAUGHLIN, 66

                       Director of ARCO since 1993. Chairman and Chief
                       Executive Officer of Standard Fusee Corporation (manufacturing) since 1988. Retired Chief Executive Officer and President (1988-1997) and Chairman (1987-
                       1995) of The Aspen Institute. President of Dartmouth College (1981-1987). Director of Alliance Entertainment Corp., Atlas Air, CBS, and Partnerre Re Holdings Ltd.
[PHOTO APPEARS HERE]
--------------------------------------------------------------------------------

                       JOHN B. SLAUGHTER, 64

                       Director of ARCO since 1989. President of Occidental College since 1988. Chancellor, University of Maryland (1982-1988). Director of Avery Dennison Corporation, International Business Machines Corporation, Northrop Grumman Corporation and Solutia, Inc.
[PHOTO APPEARS HERE]
--------------------------------------------------------------------------------

                       GARY L. TOOKER, 58

                       Director of ARCO since January 1998. Chairman of the Board of Motorola, Inc. (manufacturer of electronics equipment) since 1997, Vice Chairman and Chief
                       Executive Officer (1993-1996) and President and Chief Operating Officer (1990-1993). Director of Eaton Corporation.
[PHOTO APPEARS HERE]
--------------------------------------------------------------------------------

                       HENRY WENDT, 64

                       Director of ARCO since 1987. Chairman of Global Health Care Partners of DLJ Merchant Banking Partners, a Donaldson, Lufkin & Jenrette Company (private equity investment) since January 1997. Former Chairman of the Board of SmithKline Beecham, PLC and its USA subsidiary SmithKline Beecham Corporation (health care products) (1989-1994). Director of Allergan, Inc. and West Marine Corp.
[PHOTO APPEARS HERE]
--------------------------------------------------------------------------------

REQUIRED VOTE

Nominees will be elected who receive a vote equal to a plurality of the shares of stock represented at the meeting. Your Board recommends a vote FOR the nominees listed above. Abstentions and votes withheld for directors will have the same effect as votes against.

--------------------------------------------------------------------------------

                            COMMITTEES OF THE BOARD*


------------------------------------------------------------------------------------------
                                        ORGANIZATION                   ENVIRONMENT,
                                            AND      CORPORATE          HEALTH AND  PUBLIC
         NAME          BOARD  EXECUTIVE COMPENSATION GOVERNANCE AUDIT     SAFETY    POLICY
------------------------------------------------------------------------------------------
  Frank D. Boren          x                   x                              x**       x
------------------------------------------------------------------------------------------
  Mike R. Bowlin          x**      x**
------------------------------------------------------------------------------------------
  John Gavin              x        x          x                    x                   x**
------------------------------------------------------------------------------------------
  Kent Kresa              x        x          x           x**                x
------------------------------------------------------------------------------------------
  David T. McLaughlin     x                   x           x        x**
------------------------------------------------------------------------------------------
  John B. Slaughter       x        x          x                              x         x
------------------------------------------------------------------------------------------
  Gary L. Tooker          x                   x           x        x
------------------------------------------------------------------------------------------
  Henry Wendt             x                   x**         x                  x
------------------------------------------------------------------------------------------

 * Because of changes in the composition of the Board that will become effective on the date of the annual meeting, we have not included committee membership for those directors not standing for re-election. None of the current employee directors served during 1997 or the first part of 1998 on any committees except the Executive Committee.
** Chairman

NUMBER OF MEETINGS

The Board of Directors met eight times during 1997. All of ARCO's directors except Henry Wendt attended 75% or more of all Board and Committee meetings during 1997; Mr. Wendt attended 63% of the meetings.

EXECUTIVE COMMITTEE

Has all the authority of the Board of Directors when the Board is not in session. The Committee met once in 1997.

ORGANIZATION AND COMPENSATION COMMITTEE

Makes recommendations to the Board about management succession plans and is responsible for setting annual and long-term performance goals for the Chairman of the Board and Chief Executive Officer and the other named executive officers. The Compensation Subcommittee approves awards under the Executive Long-Term Incentive Plan. The Committee reviews and administers all other executive compensation and benefit plans. No member of the Committee is an officer or employee of the Company. The Committee met five times in 1997.

CORPORATE GOVERNANCE COMMITTEE

Considers and makes recommendations to the Board concerning the appropriate size and needs of the Board, including the annual nomination of directors and names of candidates to fill vacant Board positions. The Committee reviews and makes recommendations concerning other policies related to the Board and directors, including committee composition, structure and size, director compensation and share ownership requirements, and retirement and resignation policies. The Committee periodically evaluates Board performance to determine ways to enhance Board effectiveness. The Committee is responsible for the periodic review of ARCO's Corporate Governance Principles and other corporate governance issues and trends. No member of the Committee is an officer or employee of the Company. The Committee will consider nominees for director recommended by stockholders. If you have any recommendations, please submit them to the Corporate Secretary. The Committee met six times in 1997.

AUDIT COMMITTEE

Assists the Board of Directors in fulfilling its fiduciary responsibilities relating to the Company's financial reporting standards and practices. The Committee determines the adequacy of the Company's managerial and financial control systems. It meets regularly, with and without management present, with both the Company's independent public accountants and its internal auditors. If it deems appropriate, the Committee initiates investigations of conflicts of interest and compliance with federal, state and local laws and regulations, including the Foreign Corrupt Practices Act. No member of the Committee is an officer or employee of the Company. The Committee met three times in 1997.

ENVIRONMENT, HEALTH AND SAFETY COMMITTEE

Reviews and assesses the Company's policies, procedures and practices relating to (i) the protection of the environment and the health and safety of employees, customers, contractors and the public, (ii) compliance with applicable laws and regulations and (iii) development of Company environmental, health and safety goals and objectives. The Committee also makes recommendations to the Board as to such policies, procedures and practices. No member of the Committee is an officer or employee of the Company. The Committee met three times in 1997.

PUBLIC POLICY COMMITTEE

Reviews the Company's (i) domestic and international policies, programs and strategies involving political, governmental and social issues and trends, (ii) stockholder proposals concerning social and political issues, (iii) charitable, civic, cultural and educational contribution programs including the level of funding and focus of efforts, (iv) political action programs and political contributions, (v) policies and procedures concerning issues of business ethics and (vi) policies and practices involving equal employment opportunity, affirmative action, non-discrimination and other workplace issues. No member of the Committee is an officer or employee of the Company. The Committee met four times in 1997.

                               BOARD COMPENSATION

DIRECTORS' FEES

Directors' fees, paid only to directors who are not ARCO employees, are as follows:

   Annual board retainer fee........................................... $52,000
   Annual committee chair retainer fee................................. $10,000
   Fee for each Board and committee meeting attended................... $ 1,000

At least 65% of the retainer fees is paid in Restricted Stock as described below.

RESTRICTED STOCK PLAN FOR OUTSIDE DIRECTORS

Under the Company's Restricted Stock Plan for Outside Directors, each non-employee director is required to receive at least 65% of the cash value of the annual retainer fees in the form of Restricted Stock. A director may elect to receive the entire value of the annual retainer fees in Restricted Stock. In February of each year, the applicable number of shares of Restricted Stock to be issued to each non-employee director is calculated and the shares are deposited in an account maintained by First Chicago Trust Company. Dividends are reinvested in shares of Restricted Stock. The restrictions are lifted following the director's normal retirement from the Board of Directors.

When the Restricted Stock Plan was adopted as of January 1, 1997, the retirement plan for outside directors was terminated, and each participant received a grant of Restricted Stock during 1997 equal to the value of the director's accrued retirement benefits.

No non-employee member of the Board of Directors serves on the committee administering this plan.

STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

Under the Stock Option Plan for Outside Directors, each newly elected director is granted ten-year options to purchase 5,000 shares of Common Stock at the fair market value of the stock on the date of grant and which vest at the end of the 30-day period following the grant. Mr. Tooker received a grant of options on January 26, 1998 to purchase 5,000 shares of ARCO Common Stock at an exercise price of $74.4375 per share, which vested on February 26, 1998.

Prior to 1997, each director received a one-time grant of options to purchase 1,000 shares of Common Stock. These pre-1997 options (which were adjusted following the stock split, so that they now represent options to purchase 2,000 shares) also carry with them the right to receive dividend share credits. Dividend share credits are described under the caption "Compensation of Executive Officers -- Summary Compensation Table," footnote (b).

No member of the Board of Directors serves on the committee administering this plan.

DEFERRAL PLAN FOR OUTSIDE DIRECTORS

Under the Deferral Plan for Outside Directors, non-employee directors may defer some or all of that portion of their director's compensation that is payable in cash. In 1997, the outside directors with deferral accounts and the amount of accrued interest exceeding 120% of a specified IRS rate were: Mr. Gavin:
$3,776; Mr. Kresa: $29; Mr. McLaughlin: $1,671; Dr. Slaughter: $8; and Mr.
Wendt: $24.

                                STOCK OWNERSHIP

THIS SECTION DESCRIBES HOW MUCH STOCK OUR DIRECTORS AND EXECUTIVE OFFICERS OWN. IT ALSO DESCRIBES THE ONE INSTITUTION THAT OWNS MORE THAN 5% OF OUR VOTING STOCK.

                STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

This table indicates the number of shares of common stock owned by the executive officers and directors as of February 1, 1998. The aggregate number of shares owned by all directors and executive officers is less than 1%. Unless otherwise noted, each individual has sole voting and investment power for the shares indicated below. None of the executive officers or directors own any shares of the Preference Stocks.

                          AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED AS OF FEBRUARY 1, 1998
                      ---------------------------------------------------------------------------
                                   RIGHT TO ACQUIRE
                      --------------------------------------------
                                                                                  AGGREGATE
                                             DIVIDEND SHARE  RESTRICTED       NUMBER OF SHARES
NAME                         OPTIONS (a)      CREDITS (a)       STOCK      BENEFICIALLY OWNED (b)
-------------------------------------------------------------------------------------------------
 Frank D. Boren               2,000 (c)          807 (c)      2,361 (e)         7,168
-------------------------------------------------------------------------------------------------
 Mike R. Bowlin             493,358 (d)       91,900 (d)      6,238 (f)       596,776
-------------------------------------------------------------------------------------------------
 Anthony G. Fernandes (g)   205,903 (d)       40,793 (d)      3,240 (f)       254,386
-------------------------------------------------------------------------------------------------
 John Gavin                   2,000 (c)          807 (c)      3,026 (e)         7,832
-------------------------------------------------------------------------------------------------
 Hanna H. Gray                2,000 (c)          807 (c)      3,995 (e)         7,001
-------------------------------------------------------------------------------------------------
 Marie L. Knowles (g)(h)     96,260 (d)       15,983 (d)      2,431 (f)       115,755
-------------------------------------------------------------------------------------------------
 Kent Kresa                   2,000 (c)          465 (c)      5,400 (e)         9,865
-------------------------------------------------------------------------------------------------
 David T. McLaughlin (g)      2,000 (c)          523 (c)      7,579 (e)        10,322
-------------------------------------------------------------------------------------------------
 John B. Slaughter            2,000 (c)          807 (c)      2,588 (e)         5,395
-------------------------------------------------------------------------------------------------
 Gary L. Tooker               5,000 (c)            0 (c)          0 (e)         6,000
-------------------------------------------------------------------------------------------------
 William E. Wade, Jr. (h)   233,754 (d)       45,732 (d)      3,643 (f)       286,561
-------------------------------------------------------------------------------------------------
 Henry Wendt                  2,000 (c)          807 (c)     14,129 (e)        20,248
-------------------------------------------------------------------------------------------------
 Michael E. Wiley (h)         8,778 (d)            0 (d)          0 (f)        10,523
-------------------------------------------------------------------------------------------------
 All Directors and
 Executive Officers
 as a Group               1,632,097 (c)(d)   306,799 (c)(d)  64,935 (e)(f)  2,051,145 (g)(h)(i)
-------------------------------------------------------------------------------------------------

(a) Includes options exercisable within 60 days of February 1, 1998 and dividend share credits accrued with respect to options granted prior to 1997.

(b) Includes amounts listed in the first three columns plus shares held (i) directly, (ii) by the trustees under the Atlantic Richfield Capital Accumulation Plan II and the Atlantic Richfield Savings Plan II, (iii) by the transfer agent in a Company automatic dividend reinvestment account and
    (iv) in trusts.

(c) These options were granted pursuant to the Stock Option Plan for Outside Directors. The plan was amended in 1997 to eliminate the accrual of dividend share credits and to increase the number of options granted from 2,000 to 5,000. Mr. Tooker's option grant for 5,000 shares does not carry with it the right to dividend share credits.

(d) The options and related dividend share credits were granted pursuant to the Executive Long-Term Incentive Plan. The number of dividend share credits accrued are related to options granted prior to 1997.

(e) Includes (i) shares of Restricted Stock granted during 1997 representing the value of accrued retirement benefits, (ii) shares of Restricted Stock granted February 24, 1997 representing the cash value of at least 65% of the 1997 retainer fees, and (iii) shares of Restricted Stock granted March 31, 1997, representing the one-time conversion of deferral plan account balances, together with additional shares of Restricted Stock resulting from the reinvestment of dividends on the shares of Restricted Stock. The Restricted Stock vests upon retirement.

(f) Includes shares awarded under the Executive Long-Term Incentive Plan on February 24, 1997 and dividends on Restricted Stock that have been reinvested in additional shares of Restricted Stock. Does not include shares of Performance-Based Restricted Stock issued on February 23, 1998. See "Executive Compensation -- Summary Compensation Table" on page 11. The Restricted Stock vests two years from the date of issuance.

(g) As of February 1, 1998, Mr. Fernandes, Mrs. Knowles and Mr. McLaughlin owned, respectively, 1,000 shares, 100 shares and 73 shares of ARCO Chemical Company Common Stock ("ARCO Chemical Stock") and all directors and executive officers as a group owned 3,377 shares of ARCO Chemical Stock. ARCO Chemical Company is a majority-owned subsidiary of ARCO.

(h) As of February 1, 1998, Mrs. Knowles, Mr. Wade and Mr. Wiley owned, respectively, 400 shares, 1,000 shares and 244,018 shares of Vastar Resources, Inc. Common Stock ("Vastar Stock") and all directors and executive officers as a group owned 246,121 shares of Vastar Stock. Vastar Resources, Inc. ("Vastar") is a majority-owned subsidiary of ARCO.

(i) Includes 6,312 shares owned jointly by spouses which are subject to shared voting and investment power. Does not include 11,280 shares owned by spouses (two of whom are employees of the Company), adult children or other relatives, as to which shares beneficial ownership is disclaimed.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Executive officers and directors and "beneficial owners" of more than ten percent of the Common Stock or either class of the Preference Stocks must file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange pursuant to Section 16(a).

We have reviewed the reports and written representations from the executive officers and directors. Based on this review, the Company believes that all filing requirements were met during 1997.

                   VOTING STOCK OWNED BY "BENEFICIAL OWNER"

The following is the only group known by the Company to own beneficially more than five percent of any class of the Company's voting securities as of February 10, 1998:

--------------------------------------------------------------------------------
                                                      NUMBER OF       PERCENT OF
  TITLE OF CLASS          NAME AND ADDRESS              SHARES          CLASS
--------------------------------------------------------------------------------
 Common Stock     The Capital Group Companies, Inc.   27,603,420(a)      8.6%
                  333 South Hope Street
                  Los Angeles, CA 90071
--------------------------------------------------------------------------------

(a) According to Schedule 13G filed with the Company on February 13, 1998, The Capital Group Companies, Inc., is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities reported in the schedule. The investment management companies, which include a "bank" as defined in
    Section 3(a)6 of the Securities Exchange Act of 1934 and several investment advisers registered under Section 203 of the Investment Advisers Act of 1940 (the "1940 Act"), provide investment advisory and management services for their respective clients which include registered investment companies and institutional accounts. Capital Research and Management Company, an investment adviser registered under Section 203 of the 1940 Act and wholly-owned subsidiary of The Capital Group Companies, Inc., is the beneficial owner of 26,706,000 shares or 8.3% of the Common Stock believed to be outstanding as a result of acting as investment adviser to various investment companies registered under Section 8 of the 1940 Act.

                             EXECUTIVE COMPENSATION

THIS SECTION CONTAINS CHARTS THAT SHOW THE AMOUNT OF COMPENSATION EARNED BY OUR FIVE MOST HIGHLY PAID EXECUTIVE OFFICERS. IT ALSO CONTAINS THE PERFORMANCE GRAPH COMPARING OUR COMPANY'S PERFORMANCE RELATIVE TO ITS PEER GROUP AND THE REPORT OF OUR COMPENSATION COMMITTEE EXPLAINING THE COMPENSATION PHILOSOPHY FOR OUR MOST HIGHLY PAID OFFICERS.

                           SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------
                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                    ------------------
                                      ANNUAL COMPENSATION           AWARDS   PAYOUTS
                            --------------------------------------- ------- ----------
                                                       OTHER ANNUAL                     ALL OTHER
                                                       COMPENSATION OPTIONS RESTRICTED COMPENSATION
      NAME & POSITION       YEAR SALARY ($) BONUS ($)      ($)        (#)   STOCK (#)      ($)
                                                           (a)        (b)       (c)         (d)
-------------------------------------------------------------------------------------------------------
  Mike R. Bowlin            1997 $1,017,693 $1,249,500   $ 82,384   122,098   12,144     $128,788
  Chairman of the Board     1996 $  955,000 $  960,000   $131,911    83,016   26,072     $122,236
  Chief Executive Officer   1995 $  835,577 $  670,000   $ 62,540    89,000       --     $103,480
-------------------------------------------------------------------------------------------------------
  William E. Wade, Jr. (e)  1997 $  584,010 $  500,000   $ 31,266    66,497    7,092     $ 91,586
  President                 1996 $  559,230 $  399,000   $ 47,365    48,488    3,546     $ 92,652
                            1995 $  541,962 $  350,000   $ 31,190    44,300       --     $ 82,475
-------------------------------------------------------------------------------------------------------
  Anthony G. Fernandes      1997 $  560,769 $  500,000   $ 23,298    63,834    6,308     $ 92,767
  Executive Vice            1996 $  532,308 $  365,000   $ 35,716    43,110    3,154     $ 90,622
  President                 1995 $  490,385 $  330,000   $173,200    44,300       --     $ 75,630
-------------------------------------------------------------------------------------------------------
  Marie L. Knowles (f)      1997 $  509,615 $  475,000   $ 13,490    59,098    4,732     $ 73,279
  Executive Vice            1996 $  385,962 $  237,000   $ 18,511    65,550    2,366     $ 63,761
  President                 1995 $  323,077 $  175,000   $ 10,767    17,850       --     $ 51,118
  Chief Financial Officer
-------------------------------------------------------------------------------------------------------
  Michael E. Wiley (g)      1997 $  497,692 $  450,000   $ 18,723    85,698    4,732     $ 81,750
  Executive Vice            1996 $  380,000 $  290,000   $  9,335        --       --     $ 62,027
  President                 1995 $  365,000 $  314,000   $  7,700        --       --     $ 62,579
-------------------------------------------------------------------------------------------------------

(a) The column labeled "OTHER ANNUAL COMPENSATION" includes income imputed under IRS rules representing interest on relocation loans. It also includes the amounts of tax gross-ups in respect of relocation expense, financial counseling reimbursements and certain items reported as imputed income. It also includes the amount of incremental interest accrued under the Executive Deferral Plan that exceeds 120% of a specified IRS rate.

(b) The column labeled "OPTIONS" includes option grants under the Executive Long-Term Incentive Plan made in February 1998, 1997, and 1996, respectively, based on the Company's performance for 1997, 1996 and 1995, respectively. It also includes additional option grants to Mrs. Knowles upon the occasion of her election to the offices of Chief Financial Officer and Executive Vice President in July 1996 and to Mr. Wiley upon his election to the office of Executive Vice President on March 31, 1997. Options granted prior to February 1997 include the right to dividend share credits, which are allocated to an optionee's account whenever dividends are declared on shares of Common Stock. The number of dividend share credits is computed by (A) multiplying the dividend rate per share of Common Stock by the sum of (i) the number of shares subject to outstanding eligible option grants and (ii) the number of dividend share credits then credited to the optionee's account and (B) dividing the resulting figure by the fair market value of the Common Stock on the dividend record date. The value of the dividend share credits is fixed when eligible options are exercised, surrendered or canceled. The value is equal to the fair market value of a share of Common Stock on the exercise date multiplied by the number of dividend share credits allocated to the options being exercised. The value is received in shares of stock or cash. The optionee has no right to shares of Common Stock or the cash equivalent until the option exercise date. Option grants no longer include rights to dividend share credits. Of the grants listed in the table, only the option grants made for 1995 performance, which were awarded in 1996, include the right to dividend share credits.

     Dividend share credits accrued to the accounts of the named executives during the years 1997, 1996, and 1995 in respect of their options granted prior to 1997 as follows: Mr. Bowlin: 21,149; 23,818; 21,774; Mr. Wade:
     10,659; 13,394; 12,404; Mr. Fernandes: 9,043; 10,020; 8,534; and Mrs.
     Knowles: 4,526; 4,079; 2,750. Mr. Wiley was not granted any ARCO options prior to March 1997, because he was an employee of Vastar.

(c) The column labeled "RESTRICTED STOCK" represents the number of shares of Restricted Stock issued on February 24, 1997 under the Company's Long-Term Incentive Plan for the 1996 performance year; thereafter, dividends paid on the Restricted Stock were reinvested in additional shares of Restricted Stock. Also includes number of shares of Performance-Based Restricted Stock ("PBRS") granted for the 1997 performance year based on the Company's Total Shareholder Return ("TSR") performance. Shares of one-year contingent restricted stock granted on February 24, 1997 were converted to PBRS on February 23, 1998 on a 2-for-1 basis since the Company ranked third in TSR versus its Comparison Group. Restrictions generally lapse two years after issuance. The value of the shares of Restricted Stock held by each of the named officers on December 31, 1997, based on the fair market value of $80.125 per share of Common Stock on December 31, 1997, for each grantee is as follows: Mr. Bowlin, $499,820 (6,238 shares); Mr. Wade, $291,895 (3,643 shares); Mr. Fernandes, $259,605 (3,240 shares); Mrs. Knowles, $194,784 (2,431 shares); and Mr.
     Wiley, $-0-. The value of the awards for 1997 (issued on February 23,
     1998), based on their fair market value on the date of issuance of $74.00 per share, is as follows: Mr. Bowlin, $898,656; Mr. Wade, $524,808; Mr. Fernandes, $466,792; Mrs. Knowles, $350,168; and Mr. Wiley, $350,168. The valuation of these grants of Restricted Stock includes quarterly dividends reinvested in additional shares of Restricted Stock but does not give effect to the diminution of value attributable to the restrictions on such stock.

     The 1996 number for Mr. Bowlin also included 20,000 shares of Restricted Stock issued in June 1992 that vested on June 23, 1997. Following the vesting date, Mr. Bowlin surrendered 9,550 shares in respect of tax withholding obligations, and sold an aggregate of 9,100 shares for a total of $695,888.

(d) The column labeled "ALL OTHER COMPENSATION" includes contributions to the Executive Supplementary Savings Plan, incremental executive medical plan premiums, financial counseling reimbursements, certain amounts in respect of the Executive Life Insurance Plan, and imputed income in respect of the Long-Term Disability Plan, as follows:

                                  MR.     MR.      MR.     MRS.     MR.
                          YEAR  BOWLIN   WADE   FERNANDES KNOWLES  WILEY
                          ----  ------- ------- --------- ------- -------
    Executive             1997  $81,416 $46,721  $44,862  $40,769 $39,815
     Supplementary        1996  $76,400 $44,738  $42,585  $30,877 $30,400
     Savings Plan         1995  $66,846 $43,357  $39,231  $25,846 $29,200

    Incremental           1997* $ 5,309 $ 5,309  $ 5,309  $ 5,309 $ 4,496
     Executive Medical    1996  $ 9,907 $ 9,907  $ 9,907  $ 9,907 $ 8,554
     Plan premiums        1995  $ 8,554 $ 8,554  $ 8,554  $ 8,554 $ 8,554

    Financial Counseling  1997  $ 8,000 $ 8,000  $ 8,000  $ 8,000 $12,400
     reimbursements       1996  $ 8,224 $ 8,000  $ 8,000  $ 8,000 $    --
                          1995  $ 7,300 $ 7,300  $ 7,300  $ 5,700 $ 5,700

    Executive Life        1997  $29,488 $26,560  $24,990  $14,692 $16,595
     Insurance Plan       1996  $23,130 $20,404  $20,934  $10,660 $14,629
                          1995  $16,205 $13,661  $15,857  $ 7,250 $10,964

    Long-Term Disability  1997  $ 4,575 $ 4,996  $ 9,606  $ 4,509 $ 8,444
     Plan                 1996  $ 4,575 $ 9,603  $ 9,196  $ 4,317 $ 8,444
                          1995  $ 4,575 $ 9,603  $ 4,688  $ 3,768 $ 8,161

  * Represents premium for period ended July 1, 1997, when this plan was terminated.

(e) Mr. Wade was elected President of the Company on January 26, 1998. He was previously an Executive Vice President of ARCO.

(f) Mrs. Knowles was elected Executive Vice President in July 1996. She previously was a Senior Vice President of ARCO.

(g) Mr. Wiley's salary for the years 1995, 1996 and the first three months of 1997 was paid to him by Vastar where he held the position of Chief Executive Officer and President. He now serves as Chairman of the Board of Vastar. In connection with his election to Executive Vice President of ARCO on March 31, 1997, Mr. Wiley received (1) 26,600 options to purchase shares of Common Stock and (2) 2,366 shares of one-year contingent restricted ARCO stock (1997 performance period), 2,366 shares of two-year contingent restricted ARCO stock (1997-1998 performance period) and 7,100 shares of three-year contingent restricted ARCO stock (1997-1999 performance period).

                  COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

The Organization and Compensation Committee of ARCO's Board of Directors administers ARCO's executive compensation program. At the meeting held on February 23, 1998, the Compensation Subcommittee ("the Committee"), consisting of those directors who have neither served as an employee nor officer of the Company, met to determine the Company's 1998 executive compensation program.

ARCO introduced a redesigned compensation program for performance year 1997 that increased executives' focus on providing superior returns to shareholders through exceptional and sustainable growth. The Company's performance in 1997 reflects improved performance in many areas, including total shareholder return on both an absolute and a relative basis.

COMPENSATION PHILOSOPHY

ARCO's executive compensation philosophy is designed to attract, retain, and motivate the best managerial talent available in line with three central themes: Alignment, Accountability, and Attraction.

  .  Alignment with the long-term interests of our shareholders;

  . Accountability for results by linking executives to Company, business unit and individual performance; and

  .  Attraction, motivation and retention of critical talent.

The Committee annually conducts a full review of the performance of ARCO and its executives in determining compensation levels. For 1997, the Committee considered various qualitative and quantitative indicators of Company and individual performance in determining the level of compensation for ARCO's Chief Executive Officer ("CEO") and its other executive officers. The review has included an evaluation of ARCO's performance both on a short- and long-term basis. The Committee's review included an analysis of quantitative measures, such as Total Shareholder Return ("TSR"), Return on Shareholders' Equity ("ROSE"), Return on Capital Employed ("ROCE"), reserve replacement and finding costs, and percent change in operating and net income. The Committee also considered qualitative measures such as leadership, experience, strategic direction, community representation and social responsibility. The Committee has been sensitive to management's maintaining a balance between actions that foster long-term value creation, as well as short-term performance.

The Committee evaluates total executive compensation in light of the operational and financial performance and compensation practices of an oil industry comparison group ("Comparison Group") comprised of Amoco, Chevron, Exxon, Mobil, Occidental, Phillips, Texaco, and Unocal. The Committee uses the Comparison Group as a standard for executive compensation since it is composed of large, integrated petroleum companies against which the Company directly competes for executive talent. The Comparison Group is used as the reference standard for establishing award levels under the Company's Annual Incentive Plan ("AIP") and Long-Term Incentive Plan ("LTIP").

Depending on the Company's performance and individual performance, the Committee determines appropriate base salary, annual incentive award and long-term incentive award levels for the Company's executives. In 1997, the Committee did not apply any specific quantitative formulae in arriving at its compensation decisions on base salary and long-term incentive awards. The Committee did apply specific quantitative formulae, as described below, in arriving at its annual incentive award decisions for 1997 performance.
--------
* Pursuant to the Proxy Rules, this section of the proxy statement is not deemed "filed" with the SEC and is not incorporated by reference into the Company's Report on Form 10-K.

COMPONENTS OF EXECUTIVE COMPENSATION

Base Salary

For 1997, base salaries were targeted at the market (50th percentile) of the Comparison Group in order to increase the at-risk, performance orientation of the compensation program and to better align the fixed compensation costs of the Company with industry practice. Base salaries are reviewed each year and generally adjusted relative to individual performance and competitive salaries within the Comparison Group.

With base salaries slightly above market levels, a 5% cash payment in lieu of a base salary increase was made to all executives in 1998. This payment recognizes the strong performance of the Company in 1997 and allows for management of base salaries toward market levels. Only 6% of executives will receive a market adjustment to their base salaries. Actual salaries will continue to be set according to the scope of the responsibilities of each executive officer's position.

Annual Incentive Plan

The CEO and the other executive officers may receive annual incentive compensation awards, under the Company's AIP, that are intended to reward the executives for their contribution to the Company's short-term performance. For 1997, the Company implemented a redesigned AIP program that more closely aligns executive compensation with value creation for shareholders. AIP awards were determined by a performance-based formula that includes the Company's three-year average ROSE, three-year average reserve replacement (adjusted by finding and development costs), and the annual percent change in adjusted net income. All three performance measures are assessed on a relative basis versus performance of the Comparison Group.

Target AIP award levels are set for each participant, expressed as a percentage of base salary, at approximately the 50th percentile of the Comparison Group bonus awards. The target bonus awards for all participants establish a target bonus pool, which is then adjusted upward or downward based on actual Company performance. Each performance measure is weighted equally and awards are based on ARCO's rank on each measure versus the companies in the Comparison Group. Actual awards can range from zero to three times the target award. The AIP also limits the funding pool available for award payments to 2% of the Company's adjusted net income.

As part of the redesigned program, the Company added business unit goals to the AIP program. For executives assigned to business units, 60% of their potential AIP award is tied to business unit performance. The business unit portion of the total AIP fund is redistributed among the business units based on their relative performance, including accomplishment of AIP goals and balance between near and long-term results.

After the adjusted bonus pool has been calculated according to the above methodology, the Committee reviews the award calculated for each named executive officer in light of both Company and individual performance and adjusts awards as appropriate. AIP awards for all executives are adjusted for individual performance.

Long-Term Incentive Plan

The CEO and the other executive officers may also receive incentive compensation awards under the Company's Long-Term Incentive Plan ("LTIP"). In determining grants under the Company's LTIP, the Committee establishes a target investment value to be granted to each executive based on competitive long-term incentive compensation practices of the Comparison Group.

The LTIP has two components, the stock option plan and the performance-based restricted stock plan. The target investment value delivered under the program is divided into awards of stock options and contingent restricted stock under these two plans. The Committee believes that the stock option and the performance-based restricted stock plans align the interests of executives with those of shareholders by encouraging management to focus on TSR and providing them an opportunity to share more directly in the creation of Company value.

Performance-based restricted stock is an element of compensation that allows participants to earn shares of restricted stock based on ARCO's TSR relative to the companies in the Comparison Group. Shares of contingent restricted stock are awarded at the beginning of each performance measurement period. The number of performance shares actually awarded at the end of the performance measurement period is based on the Company's relative TSR. The potential awards, which may range from zero to three times the number of contingent restricted stock shares, are shown below:

       COMPANY PERFORMANCE                                               AWARD
           RANKING                                                      MULTIPLE
       -------------------                                              --------
           1...........................................................   3.0
           2...........................................................   2.5
           3...........................................................   2.0
           4...........................................................   1.5
           5...........................................................   1.0
           6...........................................................   0.5
           7...........................................................     0
           8...........................................................     0
           9...........................................................     0

Under the performance-based restricted stock plan, the typical performance measurement period will last three years. Thereafter, restricted shares granted, if any, will vest fully after two additional years of service, during which time dividends will be reinvested in restricted ARCO stock. To begin the new plan, the February 1997 award included three contingent restricted stock grants with separate performance measurement periods as follows: a three-year period (1997-1999), a two-year period (1997-1998), and a one-year period
(1997). For illustrative purposes, the table below shows the annualized total shareholder returns for the Company as compared to those of the Comparison Group for each of the one-year, two-year and three-year periods ended December 31, 1997. The one-year comparison period demonstrates the basis for the issuance of performance-based restricted stock shown in the Summary Compensation Table for 1997.

                                                             1995-  1996-
                                                             1997   1997   1997
                                                             -----  -----  ----
     ARCO................................................... 21.5%  25.3%  25.6%
     ARCO RANKING VERSUS COMPARISON GROUP...................  5      2      3
     Comparison Group....................................... 25.2%  22.4%  21.2%
     S&P Domestic Oil w/o ARCO.............................. 18.8%  21.4%  18.1%
     S&P 500................................................ 31.1%  27.9%  33.3%

The February 1998 grant of contingent restricted stock was for the performance period January 1, 1998 through December 31, 2000.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Mike R. Bowlin served as the Company's Chairman and CEO during 1997. In evaluating the compensation for Mr. Bowlin, the Committee recognized that ARCO experienced strong performance in 1997, its best year since 1990. Despite lower crude prices than in 1996, the Company increased earnings, increased liquids production and improved reserve replacement. ARCO's 1997 TSR of 25.6% placed the Company third in the Comparison Group. Additionally, ARCO continued to have strong ROSE performance.

Under the Company's redesigned AIP for 1997, awards were determined based on the ranking of the three performance measures relative to those of the Comparison Group. ARCO ranked #1 in three-year average ROSE at 21.3%, #3 in three-year average reserve replacement at 127%, and #6 in one-year income growth at 2.6%. With equal weighting for the three measures, the resulting AIP award multiple was 1.50.

Based on the Company's performance and compensation philosophy, the Committee approved the following compensation for Mr. Bowlin and guidelines for the other Named Executive Officers ("NEOs") listed in the Summary Compensation Table:

Mr. Bowlin

 . For 1998, Mr. Bowlin did not receive a salary increase. As with other executives, he received a cash payment equal to 5% of his base salary. Mr. Bowlin's salary of $980,000 is positioned at the market of the Comparison Group's CEOs' salaries.

 .  Pursuant to the Company's redesigned AIP for performance year 1997, Mr.
   Bowlin was awarded a bonus of $1,249,500, which was 1.50 times his target award of $833,000.

 . In recognition of the Company's 1997 performance, and in consideration of movement in the industry LTIP awards, Mr. Bowlin was awarded 122,098 stock options and 27,566 shares of contingent restricted stock with a three-year performance measurement period. This award places him at approximately the 60th percentile of the Comparison Group's long-term incentive awards.

 .  For the performance period January 1, 1997 through December 31, 1997, ARCO's
   TSR placed the Company third relative to the Comparison Group. The resulting award multiple for the one-year contingent restricted stock shares was 2.0. Mr. Bowlin's one-year contingent restricted stock grant was converted to 12,144 shares of performance-based restricted stock with a two-year vesting period.

Other Named Executive Officers

The Committee approved, for executive officers serving in 1998, a cash payment in lieu of a base salary increase equal to 5% of salary. In addition, a base salary increase was approved for Mr. Wade in recognition of his promotion to President. The Committee also approved bonus awards pursuant to the formula prescribed by the AIP, and LTIP awards that result in total compensation at approximately the 60th percentile of the Comparison Group's total compensation.

DEDUCTIBLE COMPENSATION LIMITATION

Section 162(m) of the Internal Revenue Code limits the deductibility to the Company of cash compensation in excess of $1 million paid to the CEO and the four highest compensated NEOs during any taxable year, unless such compensation meets certain requirements. In order for the Company's redesigned LTIP to comply as performance-based compensation under Section 162(m), the Company designed the program to meet the criteria set forth in the Code and Regulations and sought shareholder approval of the new plan in 1997. Having received shareholder approval, the Company is allowed to fully deduct compensation paid to executives under the long-term plans. At the February 23, 1998 meeting, the Committee certified the attainment of the performance goals for the 1997 performance year.

Awards under the redesigned AIP are not intended to qualify as performance-based compensation for purposes of Section 162(m) due to the Committee's ability to apply upward or downward discretion based on a subjective evaluation of performance. The Company believes that better alignment of the interests of executives with those of shareholders will be achieved by allowing the Committee to determine awards within the guidelines of the AIP. Any reduction in tax deductibility from award payments is not expected to be material to the results of the Company in any year.

Henry Wendt, Chairman  Kent Kresa                    John B. Slaughter
Frank D. Boren         David T. McLaughlin           Gary L. Tooker
Hanna H. Gray

February 23, 1998

                             OPTION GRANTS FOR 1997

----------------------------------------------------------------------------------------------------------
                                     INDIVIDUAL GRANTS(a)
                       ---------------------------------------------------  POTENTIAL REALIZABLE VALUE AT
                                   % OF TOTAL                                   ASSUMED ANNUAL RATES
                                    OPTIONS                                OF STOCK PRICE APPRECIATION FOR
                       OPTIONS      GRANTED    EXERCISE                            OPTION TERM(b)
                       GRANTED    TO EMPLOYEES  PRICE                      -------------------------------
  NAME                   (#)        FOR 1997    ($/SH)   EXPIRATION DATE         5%              10%
----------------------------------------------------------------------------------------------------------
  M. R. Bowlin         122,098        6.6%      $74.00  February 23, 2008  $     5,682,441 $    14,400,238
----------------------------------------------------------------------------------------------------------
  W. E. Wade, Jr. (c)   66,497        3.6%      $74.00  February 23, 2008  $     3,094,770 $     7,842,656
----------------------------------------------------------------------------------------------------------
  A. G. Fernandes       63,834        3.4%      $74.00  February 23, 2008  $     2,970,834 $     7,528,582
----------------------------------------------------------------------------------------------------------
  M. L. Knowles         59,098        3.2%      $74.00  February 23, 2008  $     2,750,421 $     6,970,018
----------------------------------------------------------------------------------------------------------
  M. E. Wiley           59,098        3.2%      $74.00  February 23, 2008  $     2,750,421 $     6,970,018
                        26,600(d)     1.4%      $67.50   March 31, 2007    $     1,129,170 $     2,861,628
----------------------------------------------------------------------------------------------------------
  Appreciated Stock Price
   2/23/98 Grant (e)                                                       $        120.54 $        191.94
----------------------------------------------------------------------------------------------------------
  Estimated Value to All Stockholders (e)                                  $14,910,015,000 $37,784,425,000
----------------------------------------------------------------------------------------------------------


(a) The ten-year options were granted on February 23, 1998 pursuant to the LTIP at the exercise price listed above, which equals the fair market on date of grant. These option grants were awarded based on Company and individual performance in 1997. Each option will become exercisable as to one-third of the total shares granted on February 23, 1999, as to one-third on February 23, 2000 and as to the remaining one-third on February 23, 2001. The exercisability of options may be accelerated upon a change of control. Options are cancelled upon an optionee's termination of employment under certain specified circumstances.

(b) These columns present hypothetical future values that might be realized upon exercise of the options, minus the exercise price. These values assume that the market price of the Company's stock appreciates at a five and ten percent compound annual rate over the ten-year term of the options. The five and ten percent rates of stock price appreciation are presented as examples pursuant to the SEC's Proxy Rules and do not necessarily reflect management's assessment of the Company's future stock price performance. These potential realizable values presented are not intended to indicate the value of the options.

(c) Mr. Wade also received a grant of 18,190 options upon his election to the office of President on January 26, 1998.

(d) The option grant on March 31, 1997 to Mr. Wiley was a special grant made upon his election to the office of Executive Vice President.

(e) Based on total number of common shares outstanding on December 31, 1997 of 320,369,895 and fair market value of $74.00.

         AGGREGATED OPTION EXERCISES IN 1997 AND YEAR-END OPTION VALUES
                         (AS OF DECEMBER 31, 1997) (a)


----------------------------------------------------------------------------------------------
                                                                       VALUE OF IN-THE-MONEY
                                             NUMBER OF UNEXERCISED    UNEXERCISED OPTIONS AT
                     SHARES                 OPTIONS AT YEAR-END(b)        YEAR-END(c)(d)
                    ACQUIRED      VALUE    ------------------------- -------------------------
                   ON EXERCISE  REALIZED   EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
       NAME          (#)(e)        ($)         (#)          (#)          ($)          ($)

----------------------------------------------------------------------------------------------
  M. R. Bowlin          -0-    $    -0-      421,462      127,516    $10,817,812  $2,422,465

----------------------------------------------------------------------------------------------
  W. E. Wade, Jr.    15,930    $434,190(f)   195,602       70,638    $ 4,826,171  $1,324,037

----------------------------------------------------------------------------------------------
  A. G. Fernandes     7,342    $254,217(g)   169,526       65,260    $ 4,458,893  $1,235,300

----------------------------------------------------------------------------------------------
  M. L. Knowles         -0-    $    -0-       76,660       57,874    $ 1,843,787  $1,090,370

----------------------------------------------------------------------------------------------
  M. E. Wiley(h)        -0-    $    -0-          -0-       26,600    $       -0-  $  335,825
----------------------------------------------------------------------------------------------


(a) All numbers in the table have been adjusted to reflect the two-for-one stock split effective June 13, 1997.

(b) Options awarded prior to 1997 carry with them the right to a potential payment in respect of dividend share credits. See footnote (b) to the Summary Compensation Table and the footnotes for the individual named executive officers.

(c) Closing price of ARCO Common Stock on December 31, 1997 was $80.125.

(d) For illustrative purposes only, set forth below are the hypothetical aggregate values of both exercisable options and unexercisable options, including the value of the dividend share credits accrued through December 31, 1997 in respect of options granted prior to 1997. These calculations assume these options were exercised on December 31, 1997 at the closing price of $80.125. All unexercisable options were granted in 1997 or later and therefore do not carry with them the right to dividend share credits.


                        YEAR-END OPTION VALUES, INCLUDING
                          DIVIDEND SHARE CREDIT VALUES
                    -----------------------------------------
                    EXERCISABLE OPTIONS UNEXERCISABLE OPTIONS
                    ------------------- ---------------------
     Mr. Bowlin         $17,485,682          $2,690,916
     Mr. Wade           $ 8,155,058          $1,457,659
     Mr. Fernandes      $ 7,415,788          $1,368,922
     Mrs. Knowles       $ 2,992,836          $1,227,931
     Mr. Wiley          $       -0-          $  335,825

(e) Represents number of options exercised; underlying shares were sold for "value realized."

(f) Mr. Wade also received a payment of $558,236 for dividend share credits allocable to the options exercised.

(g) Mr. Fernandes also received a payment of $296,721 for dividend share credits allocable to the options exercised.

(h) During 1997, Mr. Wiley exercised options to purchase 16,700 shares of Vastar Common Stock, and realized $427,336 in respect of such exercise. The value of Mr. Wiley's unexercised Vastar options at December 31, 1997 was $1,279,434 (exercisable options) and $1,176,052 (unexercisable options).

                    1985 EXECUTIVE LONG-TERM INCENTIVE PLAN
                           CONTINGENT AWARDS FOR 1997

Set forth below are the grants of Shares of Contingent Restricted Stock made on February 23, 1998.


                                   PERFORMANCE    POTENTIAL FUTURE
                        NUMBER OF   OR OTHER          PAYOUTS
                        SHARES OF    PERIOD       NUMBER OF SHARES
                        CONTINGENT    UNTIL    ----------------------
                        RESTRICTED MATURATION  MINIMUM TARGET MAXIMUM
          NAME            STOCK     OR PAYOUT    (#)    (#)     (#)

---------------------------------------------------------------------

  Mike R. Bowlin          27,566   1998 - 2000     0   27,566 82,698

---------------------------------------------------------------------
  William E. Wade, Jr.    12,002   1998 - 2000     0   12,002 36,006

---------------------------------------------------------------------
  Anthony G. Fernandes    11,522   1998 - 2000     0   11,522 34,566

---------------------------------------------------------------------
  Marie L. Knowles        10,668   1998 - 2000     0   10,668 32,004

---------------------------------------------------------------------
  Michael E. Wiley        10,668   1998 - 2000     0   10,668 32,004


                         ESTIMATED RETIREMENT BENEFITS

The following table shows estimated annual regular pension benefits payable to officers and other key employees upon retirement on January 1, 1998 at age 65 under the provisions of ARCO's qualified pension plan as well as its non-qualified supplementary retirement plan, based on remuneration and years of service.

      AVERAGE FINAL
  EARNINGS (AVERAGE OF
      HIGHEST THREE
  CONSECUTIVE YEARS OF              APPROXIMATE ANNUAL BENEFIT FOR YEARS OF
    BASE SALARY PLUS                  MEMBERSHIP SERVICE INDICATED(a)(b)
  ANNUAL INCENTIVE PLAN   -----------------------------------------------------------
         AWARDS)          15 YEARS 20 YEARS 25 YEARS  30 YEARS   35 YEARS   40 YEARS
  ---------------------   -------- -------- -------- ---------- ---------- ----------
       $2,250,000         $519,000 $691,000 $864,000 $1,037,000 $1,210,000 $1,373,000
        2,000,000          461,000  614,000  768,000    922,000  1,075,000  1,220,000
        1,750,000          403,000  537,000  672,000    806,000    940,000  1,067,000
        1,500,000          345,000  460,000  576,000    691,000    806,000    914,000
        1,250,000          288,000  383,000  479,000    575,000    671,000    762,000
        1,000,000          230,000  306,000  383,000    460,000    536,000    609,000
          750,000          172,000  229,000  287,000    344,000    401,000    456,000
          500,000          114,000  152,000  191,000    229,000    267,000    303,000
          250,000           57,000   75,000   94,000    113,000    132,000    150,000

(a) The amounts shown in the above table are necessarily based upon certain assumptions, including retirement of the employee on January 1, 1998 and the employee's election to receive payment of the benefit for the life of the employee only with a guaranteed minimum payment period of 60 months. The amounts will change if employee elects other permitted payment options. The benefits shown are not subject to deduction for Social Security benefits or other offset amounts.

(b) As of December 31, 1997, the credited years of service under the Retirement Plan for the five named executive officers were: Mr. Bowlin, 29 years; Mr. Wade, 29 years 7 months; Mr. Fernandes, 29 years 4 months; Mrs. Knowles, 24 years; and Mr. Wiley, 10 months.

                         CHANGE OF CONTROL ARRANGEMENTS

On July 28, 1997, the Board of Directors adopted certain arrangements that apply generally to employees, including the named executive officers, which become operative only upon a change of control of the Company.*

In the event of a change of control, unvested stock options and Restricted Stock will become immediately vested. Holders of dividend share credits will be vested in respect of any prospective dividend share credits. In addition, subject to certain other conditions, shares of stock representing a pro rata portion of the Contingent Restricted Stock awards will be issued.

If an eligible employee is terminated under specified conditions within two years following a change of control, the employee will be entitled to severance benefits ranging from 1/2 times to 3 times base salary plus cash bonus, if any, depending on the employee's grade level. The named executive officers will receive three times an amount equal to their current base salary plus the average of the last three years' bonus, and an amount equal to the pro rata target bonus for the year in which the termination occurs. These officers will also receive payment from the Company for the amount of any excise tax liability imposed pursuant to Internal Revenue Code Section 4999 with respect to any benefits paid in connection with a change of control.

Employees will also receive 18 to 36 months of coverage under the Company sponsored health, dental and life insurance plans. The named executive officers will receive 36 months of coverage.

--------
* A "Change of Control" is defined as any one of four events: (1) any person or group (other than the Company or its benefit plans) acquires 25 percent of the Company's then outstanding voting securities other than pursuant to an acquisition from the Company of up to 40% that is approved by the Board of Directors; (2) Incumbent Directors (directors as of July 28, 1997 and directors recommended or approved by a majority of then Incumbent Directors) no longer comprise a majority of the board; (3) shareholder approval of a merger, reorganization or sale of substantially all the Company's assets, provided that if such shareholders constitute over 60% of the shareholders of the resulting entity and Incumbent Directors comprise a majority of the board of directors of, and no person owns 25% or more of, the resulting entity, then such event will not be deemed a Change of Control; and (4) shareholder approval of a plan of complete liquidation of the Company. In the case of a Change of Control, in order for benefits relating to Contingent Restricted Stock and unaccrued DSCs to be paid, certain additional events must have occurred: the percentage of stock acquired by another person in clause (1) must be 40%; clause (2) is not applicable; and, in the case of clause (3), consummation of such merger or other transaction must have occurred.

                          FIVE-YEAR PERFORMANCE GRAPH*

The graph below compares the cumulative total shareholder return ("TSR") of the Company with the cumulative return on the S&P 500 Stock Index, the S&P Domestic Oil Index and a peer group (the "Comparison Group"). The Comparison Group is composed of eight companies with whom the Company competes and whose aggregate asset profile includes extensive domestic and international exploration and production operations. The Company believes its overall performance goals and international expansion goals make the Comparison Group an appropriate benchmark. The Company also believes that currently its asset profile corresponds more closely to the aggregate asset profile of S&P Domestic Oil Index and therefore includes this index as an additional reference.

              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN (1)

                       [PERFORMANCE GRAPH APPEARS HERE]

                      12/31/92 12/31/93 12/31/94 12/31/95 12/31/96 12/31/97
                      -------- -------- -------- -------- -------- --------
ARCO                   $100.0   $ 96.3   $ 98.2   $112.2   $140.4   $176.4
Comparison Group (2)   $100.0   $115.6   $122.7   $160.7   $198.8   $240.9
S&P Domestic Oil w/o
 ARCO (3)              $100.0   $108.3   $114.1   $129.7   $162.3   $191.6
S&P 500                $100.0   $110.1   $111.5   $153.4   $188.6   $251.4

(1) Assumes the value of the investment in ARCO Common Stock and each index was $100 on December 31, 1992 and that all dividends are reinvested.
(2) Comparison group includes Amoco, Occidental, Phillips, Unocal, Chevron, Exxon, Mobil and Texaco, weighted for market capitalization as of the beginning of each year of the five-year period.
(3) Standard & Poor's Domestic Integrated Oil Index, adjusted to exclude Company, which consists of Amerada Hess, Ashland Oil, Kerr-McGee, LL&E, Occidental, Pennzoil, Phillips, Sun, Unocal, and USX-Marathon.

                  ANNUAL TOTAL SHAREHOLDER RETURN PERFORMANCE*

The table below compares the annual total shareholder return ("TSR") of the Company with that of the Comparison Group, the S&P 500 Stock Index, and the S&P Domestic Oil Index on a year-by-year basis.

                           1993     1994   1995    1996    1997
                           ----     ----   ----    ----    ----
ARCO                       (3.7)%   2.0%   14.2%   25.2%   25.6%
Comparison Group           15.6 %   6.1%   31.0%   23.7%   21.2%
S&P Domestic Oil w/o ARCO   8.3 %   5.4%   13.7%   25.1%   18.1%
S&P 500                    10.1 %   1.3%   37.5%   23.0%   33.3%

--------
 * Pursuant to the Proxy Rules, this section of the proxy statement is not deemed "filed" with the SEC and is not incorporated by reference into the Company's Report on Form 10-K.

                              INDEPENDENT AUDITORS

            PROPOSAL TO APPROVE THE APPOINTMENT OF COOPERS & LYBRAND

                              Item 2 on Proxy Card

Coopers & Lybrand L.L.P., Certified Public Accountants (C&L) have audited the financial statements of ARCO and its consolidated subsidiaries for many years, and the Board has appointed them for 1998. Since June 1987 C&L has also acted as the independent auditor for ARCO Chemical and since October 1993 for Vastar. From time to time C&L also performs consulting work for ARCO and its subsidiaries. The firm has no other relationship with ARCO or any of its subsidiaries except the existing professional relationship as Certified Public Accountants. The Audit Committee and the Board believe that C&L's long-term knowledge of ARCO and its subsidiaries is valuable to the Company. Representatives of C&L have direct access to members of the Audit Committee and regularly attend their meetings.

Representatives of C&L will attend the meeting and will have the opportunity to make a statement if they desire to do so. These representatives will also be available to respond to appropriate questions.

Required Vote

The proposal will be approved if it receives the affirmative vote of a majority of the shares of Common Stock and Preference Stocks of the Company represented in person or by proxy at the meeting, voting together as one class.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                            STOCKHOLDERS' PROPOSALS

Stockholders have advised the Company of their intent to present the following three proposals for a vote of the stockholders at the Annual Meeting.

The proposals are set forth below along with the Company's reasons for recommending a vote AGAINST the proposals. The Board of Directors and the Company accept no responsibility for the accuracy of either the proposals or the proponents' supporting statements.

To be adopted, a proposal must be approved by the affirmative vote of the majority of shares voting on the proposals present in person or represented by proxy at the Annual Meeting.

                        GUIDELINES FOR COUNTRY SELECTION

                              Item 3 on Proxy Card

The following shareholders have advised management of their intention to have a representative present the proposal set forth below at the 1998 Annual Meeting:
Mennonite Mutual Aid, Missionary Oblates of Mary Immaculate, Detroit Province of the Society of Jesus, American Friends Service Committee, Christian Brothers Investments Service, Inc., Central Financial Board of the Methodist Church, The Domini Social Equity Fund, General Board of Pension and Health Benefits of the United Methodist Church, Sisters of Charity of the Incarnate Word, Sisters of Charity of the Incarnate Word Retirement Trust, Catholic Healthcare West and The Redemptorists/Denver Province, holding a total of 362,040 shares of Common Stock.

This proposal is substantially similar to the one submitted by some of the same proponents for approval at the last two Annual Meetings of Stockholders held in 1996 and in 1997. This proposal was rejected by over 90 percent of the votes cast at each of the 1996 and 1997 meetings.

  WHEREAS: Levi Strauss & Co. bases its decision on whether to do business in certain countries based on criteria that include whether:

    "Brand image would be adversely affected by a country's perception or image among our customers and/or consumers"

    "Human rights environment would prevent us from conducting business activities in a manner that is consistent with the Global Sourcing Guidelines and other company policies"

    "Political, economic and social environment would threaten the Company's reputation and/or commercial interests"

  Nobel Peace Prize Laureate and Burmese democracy movement leader Aung San Suu Kyi has called for economic sanctions on Burma, stating that corporations that do business in Burma "do create jobs for some people but what they're mainly going to do is make an already wealthy elite wealthier, and increase its greed and strong desire to hang on to power. . . these companies harm the democratic process a great deal."

  Because of the Burmese military junta's large-scale repression of the democracy movement, on May 20, 1997, President Clinton signed an executive order banning new US investments in Burma;

  Several cities, including New York and San Francisco, and the Commonwealth of Massachusetts have enacted laws that effectively prohibit contracts with companies that do business in Burma;

  The Oil, Chemical and Atomic Workers Union (OCAW) and the AFL-CIO support economic sanctions on Burma;

  In its May 30, 1996 editorial, the Wall Street Journal noted that, as the Burmese military junta arrested 250 elected representatives, government newspapers published a photograph of ARCO President Roger Truitt meeting with the chief of secret police and a junta member who had threatened to "annihilate" Aung San Suu Kyi;

  ARCO has paid several million dollars to the state-owned oil company for seismic data and exploration rights to two off-shore blocks;

  It is reasonable to assume that, if ARCO discovers gas, ARCO will connect its gas field to the gas pipeline that is currently being built by Total and Unocal;

  Human rights organizations have documented not only numerous human rights abuses committed by Burmese troops deployed to secure the Total/Unocal pipeline area but also the use of forced labor by the Burmese military on infrastructure connected to the pipeline project;

  On October 3, 1996, a lawsuit was filed in US federal court seeking a halt to UNOCAL's role in the Yadana pipeline and seeking compensatory and punitive damages on behalf of victims of human rights abuses connected to the pipeline;

  ARCO also does business in other countries with controversial human rights records: Algeria, China and Indonesia.

  BE IT RESOLVED: the shareholders request the Board to review and develop guidelines for country selection and report these guidelines to shareholders and employees by October 1998. In its review, the Board shall develop guidelines on maintaining investments in or withdrawing from countries where:

  .  there is a pattern of ongoing and systematic violation of human rights

  .  a government is illegitimate

  . there is a call by human rights advocates, pro-democracy organizations or legitimately elected representatives for economic sanctions against their country.

                RECOMMENDATION OF DIRECTORS AGAINST THE PROPOSAL

THE BOARD OF DIRECTORS ASKS THAT YOU VOTE NO ON THIS PROPOSAL.

Because the Proposal is now moot, and because it is substantially identical to proposals included in both our 1996 and 1997 Proxy Statements, we urge you to vote AGAINST the Proposal.

The Proposal is moot because it has been substantially implemented, both by our publication of the guidelines for doing business and by our implementation of them in connection with our investment in foreign countries. Our 1997 Proxy Statement, which we mailed to all stockholders last year, included the full text of our "Standards of Business Conduct for International Operations" adopted in early 1996. We also included a summary of these standards in our 1996 Annual Report to Stockholders, mailed with the 1997 Proxy Statement to all employees and shareholders. Reprinted below is the full text.

           STANDARDS OF BUSINESS CONDUCT FOR INTERNATIONAL OPERATIONS

In keeping with the continuing globalization of the economy, ARCO has steadily increased the level of its international investments and operations. As an energy company, ARCO must explore for and develop oil and gas reserves in places where the geology indicates a reasonable chance for success. Although the international arena presents enormous opportunities for enhancing shareholder value, it also poses special challenges for ARCO -- a company that conducts business with a high regard for health, safety, the environment, ethics and social responsibility. The standards listed below reflect not only ARCO's current practices, but its continuing expectations. They transcend national boundaries. ARCO is firmly committed to these standards, wherever it operates.

BUSINESS ETHICS AND LEGAL COMPLIANCE. ARCO employees will conduct Company business in a scrupulous and ethical manner and in full compliance with ARCO's published Principles of Business Conduct. ARCO will comply with all local laws and regulations applicable to its operations and will comply with U.S. laws that apply overseas, such as those concerning boycotts, trade practices and exports.

ENVIRONMENT, HEALTH AND SAFETY. Each ARCO operating company will identify and adhere to a comprehensive set of environmental, health and safety standards in its foreign operations. These standards will be in writing and will form the basis for environmental, health and safety reviews and regulatory compliance audits. ARCO's basic objective is to protect the environment by minimizing the impact of its operations. The Company will work with host governments to achieve this goal. In joint ventures where ARCO does not control operations, the Company will nonetheless encourage the venture's management to adopt appropriate EH&S policies and procedures.

EMPLOYEES. ARCO employees, wherever located, will be treated with respect and dignity and with due regard to their working conditions. ARCO will actively assess the potential risk to the safety of its employees located abroad and exercise the same high degree of care for them as it does in the U.S.

INVESTMENT CRITERIA. In evaluating a country for potential new or expanded investment opportunities, management will take into consideration the host government's policies toward private investment. In addition, the Company will consider the political, economic and social stability of the country. ARCO believes that human rights issues in foreign venues can be extremely complex. As a result, it is the Company's position that such issues usually should be resolved in the public arena. It is the Company's experience and belief, however, that investment in a foreign country and involvement with its local employees and communities can make a positive difference in both the economic well-being of the people and the eventual betterment of their society. It is for these reasons that the Company favors a flexible and constructive, rather than isolationist, approach to making foreign investment decisions.

FINANCIAL ACCOUNTABILITY. In light of ARCO's legal obligations as a publicly traded company, and in accordance with the U.S. Foreign Corrupt Practices Act, management shall assure that transactions are properly recorded and assets adequately safeguarded. These requirements shall be met by keeping accurate accounting records in reasonable detail, by implementing solid internal control systems, and by performing audits as necessary.

ARCO has a long-standing tradition of conducting business ethically both in the U.S. and abroad. Management and employees are expected to honor and enhance this tradition by adhering to these principles.

Not only have we adopted and published guidelines that are clearly responsive to the issues raised in the Proposal, but we have also used them to make our offshore investment decisions. Since adopting the guidelines, we have measured proposed new investments in each country against the criteria contained in the guidelines. We made sure that each required investment would meet our internal investment criteria and would be in the best interests of all our stockholders.

We believe that our Standards of Business Conduct for International Operations are clearly responsive to the issues raised in the Proposal. Since we already have in place guidelines for doing business in foreign countries, and since we have published and are currently publishing these guidelines in our proxy statements, we do not see any purpose to be served by a stockholder vote to adopt such guidelines. Nor do we see any need for additional guidelines.

Less than 10% of the votes cast by stockholders were in favor of adopting the proposal in either of 1996 or 1997. Nothing has happened since last year to change the verdict of over 90% of our stockholders.

ACCORDINGLY, WE URGE YOU ONCE AGAIN TO VOTE NO ON THIS PROPOSAL.

                ADDITIONAL REPORTING OF POLITICAL CONTRIBUTIONS

                              Item 4 on Proxy Card

The Amalgamated Bank of New York Long View Collective Investment Fund, which holds 87,900 shares of stock, has advised the Company that it intends to have a representative present the following proposal at the 1998 annual meeting:

  RESOLVED: The shareholders of Atlantic Richfield Co. ("ARCO") urge the Board of Directors to establish corporate political contribution guidelines and reporting provisions that include the following features:

  1. Contribution Guidelines: The Board of Directors would present written contribution guidelines in ARCO's annual report and Form 10-K that clearly define the issues and interests that ARCO is seeking to promote with its "soft money" political contributions; and

  2. Contribution Reporting: Comprehensive political contribution reporting would be provided in ARCO's annual report and Form 10-K documenting all recipients and amounts of ARCO's political "soft money" contributions in the previous year.

                              SUPPORTING STATEMENT

  In recent elections there has been a significant increase in "soft money" donations -- contributions that are given not directly to candidates, but to political parties for so-called "party building" activities. During the 1996 election cycle, Republican and Democratic national committees received over $263 million in soft money donations, triple the amount received in the 1992 election cycle. Much of this money came from corporations.

  The concern has been voiced that this surge in soft money contributions has fueled a growing public cynicism about our electoral process, in which a declining percentage of citizens are participating. A ban on soft money contributions has been proposed in the McCain-Feingold legislation now before Congress.

  Shareholders have an interest in corporate soft money donations because those contributions come directly from a company's treasury (unlike PAC contributions, which come from individuals donating their own money to the
PAC).

  Corporate assets are held in the collective interest of all shareholders. Therefore, any use of corporate funds in the political arena should be carried out prudently and according to clearly defined guidelines adopted by the board of directors, with appropriate reporting to shareholders.

  The need for ARCO to exercise care in this area is underscored by the recent experience of other companies. Earlier this year, General Motors announced that it would stop making soft money donations, in large part because GM could not track how more than $300,000 it donated in 1996 was spent. Monsanto also stopped donating soft money because "we haven't found it very helpful," according to Monsanto's vice president for government affairs.

  We believe that clear standards and full disclosure to shareholders are needed to assure that ARCO's assets are being well spent.

  During the 1996 election cycle, ARCO was the largest soft money donor among oil companies, according to data compiled by the Center for Responsive Politics, a non-partisan group that analyzed donations to national Republican and Democratic party committees.

  ARCO was also one of the largest corporate donors overall in that cycle, giving approximately $1 million in soft money to national party committees. This figure covers only donations at the federal level and not soft money given to state or local parties, which this resolution would also address.

                   WE URGE YOU TO VOTE "FOR" THIS RESOLUTION.

                RECOMMENDATION OF DIRECTORS AGAINST THE PROPOSAL

THE BOARD OF DIRECTORS ASKS THAT YOU VOTE NO ON THIS PROPOSAL.

ARCO's policy is to comply fully with all federal and state laws governing corporate contributions to political candidates, including all reporting requirements. The Company does not make contributions to candidates for federal office, because such contributions are prohibited by federal law. The Company has made corporate contributions, colloquially known as "soft dollar" contributions, to national and state political parties for a number of years. Soft dollar contributions are legal and ethical, and legitimate business expenses under applicable tax laws. These soft dollar contributions are fully reportable by the recipients, and as such, information regarding such contributions is readily available to the public.

ARCO believes that it is important to its stockholders for the Company to be an active and effective participant in the political process. ARCO believes that soft money donations contribute to a healthy two-party political system. This money is used to underwrite voter education on national issues and to fund get-out-the-vote programs, absentee ballots, volunteer activities, and support for state level candidates and political conventions, all of which are components of a balanced democracy. We also believe it is important for us to engage in political lobbying and make other legally permitted expenditures in order to assure that public officials of both parties understand ARCO's position on matters that are significant to the future of the Company.

In view of existing laws and regulations resulting in disclosure of many political expenditures by the Company, including the disclosure of the Company's soft dollar contributions on a recipient by recipient basis, the Board of Directors believes that this proposal would result in unnecessary expenditures to publish information that is already publicly available.

ACCORDINGLY, WE URGE YOU TO VOTE AGAINST THIS PROPOSAL.

                       REQUEST FOR COMPANY INVESTIGATION

                           (Item 5 on the proxy card)

The Burma Forum Los Angeles, which is acting on behalf of members who hold more than $1,000 worth of shares, has advised management of its intention to have a representative present the proposal set forth below at the 1998 Annual Meeting:

BE IT RESOLVED: The shareholders request that a committee, made up of all outside directors of the Company, conduct extensive research and publish a written report by September, 1998 on: (1) the allegation that the Myanmar Oil and Gas Enterprise (MOGE) has in the past and is currently serving as a conduit for illegal drug laundering in Burma; (2) the extent to which Company officials have been aware of any facts linking MOGE to drug laundering; and (3) a recommended course of action for the Board of Directors to take based on the findings. The report should be prepared at reasonable expense and be made available to shareholders upon request.

                              SUPPORTING STATEMENT

The illegal sale and use of heroin are growing dramatically in the U.S. and throughout the world. According to testimony given by Gen. Barry McCaffrey, Director of the Office on National Drug Control Policy, to a Congressional subcommittee in September, 1996, the country of Burma provides more than 50 percent of the world's supply of heroin. A March 1996 report by the U.S. Department of State states that more than 60 percent of heroin seized in the U.S. comes from Burma.

A four-year investigation conducted by Francois Casanier, a research analyst with the Geopolitical Drugwatch in Paris found, as reported in the December 16, 1996 issue of The Nation, that the Myanmar Oil and Gas Enterprise (MOGE) was the major channel for laundering the revenues of heroin produced and exported by the Burmese army.

The Company is a major part of a joint venture with MOGE and other entities to extract natural gas from the offshore Yadana field and transport it across the southern peninsula of Burma to Thailand.

If there is substance to the allegation that MOGE is serving as a conduit for laundering funds generated by the illegal production and sale of heroin, I believe that the Company's association with MOGE is in violation of the Company's "Statement of Principles and Code of Conduct for Doing Business Internationally", and may be indirectly contributing, by serving to legitimize MOGE's operations, to an increase in the sale of heroin in the U.S. and throughout the world.

I believe that the Company's association with MOGE raises profound ethical and moral questions about the Company's activities and business practices, which may do irreparable harm to shareholders and the reputation of the Company, and thereby may have long-range negative implications for Company's future international business.

                RECOMMENDATION OF DIRECTORS AGAINST THE PROPOSAL

THE BOARD OF DIRECTORS ASKS THAT YOU VOTE NO ON THIS PROPOSAL.

The proposed resolution asks that a committee of outside directors of the Company conduct extensive research and publish a written report on (1) the allegation that MOGE is serving as a conduit for illegal drug-money laundering in Myanmar; (2) the extent to which Company officials have been aware of any facts linking MOGE to drug-money laundering; and (3) a recommended course of action for the Board of Directors to take based on the findings.

The Company has no knowledge of or reason to believe that MOGE is engaged in the drug money laundering activities alleged in the proposal. ARCO is not only committed to meeting the highest ethical standards in all of our operations, but also has explicit and clear policies against any type of involvement in any unethical or illegal behavior. The Standards of Business Conduct for International Operations, set forth on pages 26 and 27 of this Proxy Statement, reflect and demonstrate these principles. As part of its normal management review process, ARCO conducts periodic reviews of its continued presence in Myanmar to evaluate whether it can continue its exploration operations in a manner consistent with these Standards. ARCO's presence in Myanmar is consistent with current U.S. policy, which recognizes ARCO's pre-existing investment in that country. If these U.S. laws were to change, ARCO would conform its activities to these new laws. Based on the results of its recent management review, which was reported to its Board of Directors, ARCO believes it can continue its activities in a manner consistent with the Standards.

The resolution attempts to require ARCO to conduct an extensive investigation of the financial and other operations of a government-owned entity. ARCO has no authority or ability to conduct such an investigation.

Finally, the Company's exploration operations in Myanmar do not make it "a major part of a joint venture with MOGE." The Company is not involved in either the Yadana field development or any project to transport natural gas to Thailand, or in any other development project from which a portion of the revenues would be paid to MOGE. Rather, ARCO merely acquired in 1995 and 1996 exploration rights covering two offshore blocks. In 1995 and 1996, ARCO paid MOGE, in its capacity as the state oil company holding the ownership interest in these two blocks, a total of $13 million as a signing bonus and for seismic acquisition. ARCO is not obligated to pay any further amounts to MOGE. And unless and until a commercial discovery is made and commercial markets established, there will be no monies received by MOGE in respect of these offshore blocks. ARCO currently expects that such a determination would not occur for at least five years, and it might take as long as ten years before such a determination could be made.

ARCO's management has reviewed, and will continue to monitor, the legality of its presence and activities in Myanmar, and will report to the Board of Directors as appropriate.

ACCORDINGLY, WE URGE YOU TO VOTE AGAINST THIS PROPOSAL.

Required Vote for Stockholder Proposals

These proposals will be approved if each one receives the affirmative vote of a majority of the shares of Common Stock and Preference Stocks of the Company represented in person or by proxy at the meeting, voting together as one class.

FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THESE STOCKHOLDER PROPOSALS. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

                               OTHER INFORMATION

THIS SECTION SETS OUT OTHER INFORMATION YOU SHOULD KNOW BEFORE YOU VOTE.

JUNE 13, 1997 STOCK SPLIT

On June 13, 1997 ARCO issued a dividend of one additional share for each share of stock held by stockholders after declaring a two-for-one stock split on May 5, 1997. No changes were made to par value. This adjustment was also made to the number of shares of Common Stock into which other securities, such as the Preference Stocks and stock options, were exercisable. All share numbers in this Proxy Statement have been restated to reflect the stock split.

OTHER PROPOSED ACTION

The Board of Directors is not aware of any other matters to be presented at the meeting. If any other matters should properly come before the meeting, the persons named in the enclosed proxy form will vote the proxies in accordance with their best judgment.

DISCRETIONARY VOTING BY PLAN TRUSTEES

If you participate in any of ARCO's dividend reinvestment plans or in ARCO's defined contribution employee benefit plans, your shares will be voted in accordance with your voting instructions. But if you return your proxy without indicating one or more voting preferences, the trustee for each plan will vote all shares of Common Stock for which no participant directions are received in the same proportion as all those shares of Common Stock for which directions are received. However, if you hold shares formerly held in the ARCO PAYSOP and now held in one of the defined contribution plans of ARCO, of ARCO Chemical, or Vastar, the trustee will not vote those shares of Common Stock in the absence of your voting instructions unless the company that sponsors the plan instructs the trustee.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 1999 ANNUAL MEETING

Stockholder proposals for the 1999 Annual Meeting must be received by November 16, 1998, to be considered for inclusion in the Company's 1999 Proxy Statement. Such proposals should be addressed to the Corporate Secretary. Under the Company's Certificate of Incorporation, notice of any stockholder nomination for director must be given by mail or by personal delivery to the Corporate Secretary no later than 120 days in advance of the Annual Meeting, or by January 4, 1999 assuming the Annual Meeting for 1999 will be held May 3, 1999; stockholders wishing to make nominations should contact the Corporate Secretary as to information required to be supplied in such notice.

ADDITIONAL INFORMATION AVAILABLE

THE COMPANY FILES AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS MAY OBTAIN A PAPER COPY OF THIS REPORT (WITHOUT EXHIBITS), WITHOUT CHARGE, BY WRITING TO THE INVESTOR RELATIONS DEPARTMENT, 515 SOUTH FLOWER STREET, LOS ANGELES, CA 90071 (TELEPHONE (213) 486-3710).

ELECTRONIC COPIES OF THIS PROXY STATEMENT, THE ANNUAL REPORT TO SHAREHOLDERS THAT ACCOMPANY THIS PROXY STATEMENT, AND THE ANNUAL REPORT ON FORM 10-K ARE ALL POSTED ON ARCO'S HOME PAGE AT HTTP://WWW.ARCO.COM.

By order of the Board of Directors

/s/ Bruce. G. Whitmore

Bruce G. Whitmore
Senior Vice President,
General Counsel and
Corporate Secretary

Los Angeles, California
March 16, 1998

[LOGO OF ARCO]                         [RECYCLE LOGO] Printed on Recycled Paper

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
P R O X Y
                           ATLANTIC RICHFIELD COMPANY

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
[LOGO
 OF ARCO]        THE COMPANY FOR THE ANNUAL MEETING ON MAY 4, 1998

    The undersigned hereby constitutes and appoints Allan L. Comstock, Terry G. Dallas and Bruce G. Whitmore, and each of them, true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the annual meeting of stockholders of ATLANTIC RICHFIELD COMPANY to be held at ARCO Center, The Auditorium, 333 South Hope Street, Los Angeles, California on Monday, May 4, 1998, and at any adjournments thereof, on all matters coming before said meeting, including (1) the election of nine directors, (2) the approval of the appointment of Coopers & Lybrand L.L.P. as independent auditors for the year 1998 and (3) the consideration of the stockholders' proposals.

    Nominees for election as director:

    1. Frank D. Boren                       COMMENTS OR CHANGE OF ADDRESS
    2. Mike R. Bowlin                       -----------------------------------
    3. John Gavin                           -----------------------------------
    4. Kent Kresa                           -----------------------------------
    5. Arnold G. Langbo                     -----------------------------------
    6. David T. McLaughlin                  (If you have written in the above
    7. John B. Slaughter                    space, please mark the
    8. Gary L. Tooker                       corresponding box on the reverse
    9. Henry Wendt                          side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE        SEE
APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK     REVERSE
ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD       SIDE
OF DIRECTORS' RECOMMENDATIONS. THIS PROXY CANNOT BE VOTED
UNLESS YOU SIGN AND RETURN IT.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                           - FOLD AND DETACH HERE -


STOCKHOLDERS OF RECORD CARD

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
[X]  PLEASE MARK YOUR                                                      0184
     VOTES AS IN THIS
     EXAMPLE.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS, FOR PROPOSAL 2 AND AGAINST PROPOSALS 3, 4 AND 5.

--------------------------------------------------------------------------------
                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                   ELECTION OF DIRECTORS AND FOR PROPOSAL 2.
--------------------------------------------------------------------------------
1. Election of             FOR   WITHHELD
   Directors               [_]     [_]
   (see reverse)

For, except vote withheld from the following nominee(s):

--------------------------------------------------------

2. Approval of             FOR    AGAINST   ABSTAIN
   appointment of          [_]      [_]       [_]
   Coopers & Lybrand
   L.L.P. as independent
   auditors.


--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 3, 4 AND 5.
--------------------------------------------------------------------------------

3.  Guidelines for Country Selection.         FOR     AGAINST    ABSTAIN
                                              [_]       [_]        [_]

4.  Additional Reporting of Political         FOR     AGAINST    ABSTAIN
    Contributions.                            [_]       [_]        [_]

5.  Request for Company Investigation.        FOR     AGAINST    ABSTAIN
                                              [_]       [_]        [_]

--------------------------------------------------------------------------------
                                SPECIAL ACTION
--------------------------------------------------------------------------------

Comments or change of address on reverse side.          [_]

Receive future mailings via electronic mail.            [_]

Will attend annual meeting.                             [_]

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _


SIGNATURE(S) _____________________ DATE _______

NOTE: Please sign exactly as name
      appears hereon. Joint owners should
      each sign. When signing as
      attorney, executor, administrator,
      trustee, or guardian, please give
      full title as such.

--------------------------------------------------------------------------------
  - PLEASE CAREFULLY DETACH HERE AND RETURN THIS PROXY IN THE ENCLOSED
                            REPLY ENVELOPE -


[LOGO OF ARCO]

  DEAR STOCKHOLDER:

  The annual meeting of stockholders of Atlantic Richfield Company will be held on May 4, 1998. We urge you to promptly complete, sign, date and return the proxy card in the envelope provided OR take advantage of new and convenient ways by which you can vote your shares either by telephone or via the internet. This eliminates the need to return the proxy card.

  To vote your shares by telephone or via the internet, you must have your proxy card and social security number available. The series of numbers that appear on the top of your proxy card must be used to access the system.

  1. To vote by telephone: On a touch-tone telephone call 1-800-652-8683 toll free from the US and Canada.

  2. To vote via the internet: Access the World Wide Web site http://www.vote-by-net.com.

  Voting by telephone and via the internet is available 24 hours a day, 7 days a week.

  Your vote by telephone or via the internet authorizes the named proxies in the same manner as if you completed, signed, dated and mailed the proxy card.

  If you choose to vote your shares by telephone or via the internet, there is no need for you to mail back your proxy card.

  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
P R O X Y
                           ATLANTIC RICHFIELD COMPANY

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
[LOGO
 OF ARCO]        THE COMPANY FOR THE ANNUAL MEETING ON MAY 4, 1998

    The undersigned hereby constitutes and appoints Allan L. Comstock, Terry G. Dallas and Bruce G. Whitmore, and each of them, true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the annual meeting of stockholders of ATLANTIC RICHFIELD COMPANY to be held at ARCO Center, The Auditorium, 333 South Hope Street, Los Angeles, California on Monday, May 4, 1998, and at any adjournments thereof, on all matters coming before said meeting, including (1) the election of nine directors, (2) the approval of the appointment of Coopers & Lybrand L.L.P. as independent auditors for the year 1998 and (3) the consideration of the stockholders' proposals.

    Nominees for election as director:

    1. Frank D. Boren                       COMMENTS OR CHANGE OF ADDRESS
    2. Mike R. Bowlin                       -----------------------------------
    3. John Gavin                           -----------------------------------
    4. Kent Kresa                           -----------------------------------
    5. Arnold G. Langbo                     -----------------------------------
    6. David T. McLaughlin                  (If you have written in the above
    7. John B. Slaughter                    space, please mark the
    8. Gary L. Tooker                       corresponding box on the reverse
    9. Henry Wendt                          side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE        SEE
APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK     REVERSE
ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD       SIDE
OF DIRECTORS' RECOMMENDATIONS. THIS PROXY CANNOT BE VOTED
UNLESS YOU SIGN AND RETURN IT.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                           - FOLD AND DETACH HERE -


EMPLOYEE CARD

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
[X]  PLEASE MARK YOUR                                                      6015
     VOTES AS IN THIS
     EXAMPLE.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS, FOR PROPOSAL 2 AND AGAINST PROPOSALS 3, 4 AND 5.

--------------------------------------------------------------------------------
                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                     ELECTION OF DIRECTORS AND FOR PROPOSAL 2.
--------------------------------------------------------------------------------
1. Election of             FOR   WITHHELD
   Directors               [_]     [_]
   (see reverse)

For, except vote withheld from the following nominee(s):

--------------------------------------------------------

2. Approval of             FOR    AGAINST   ABSTAIN
   appointment of          [_]      [_]       [_]
   Coopers & Lybrand
   L.L.P. as independent
   auditors.



--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 3, 4 AND 5.
--------------------------------------------------------------------------------

3. Guidelines for Country Selection.         FOR     AGAINST    ABSTAIN
                                              [_]       [_]        [_]

4. Additional Reporting of Political         FOR     AGAINST    ABSTAIN
    Contributions.                            [_]       [_]        [_]

5. Request for Company Investigation.        FOR     AGAINST    ABSTAIN
                                              [_]       [_]        [_]

--------------------------------------------------------------------------------
                                SPECIAL ACTION
--------------------------------------------------------------------------------

Comments or change of address on reverse side.          [_]

Receive future mailings via electronic mail.            [_]

Will attend annual meeting.                             [_]

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

SIGNATURE(S) _____________________ DATE _______

NOTE: Please sign exactly as name
      appears hereon. Joint owners should
      each sign. When signing as
      attorney, executor, administrator,
      trustee, or guardian, please give
      full title as such.

-------------------------------------------------------------------------------
  - PLEASE CAREFULLY DETACH HERE AND RETURN THIS PROXY IN THE ENCLOSED
                            REPLY ENVELOPE -


[LOGO OF ARCO]

  DEAR STOCKHOLDER:

  The annual meeting of stockholders of Atlantic Richfield Company will be held on May 4, 1998. We urge you to promptly complete, sign, date and return the proxy card in the envelope provided OR take advantage of new and convenient ways by which you can vote your shares either by telephone or via the internet. This eliminates the need to return the proxy card.

  To vote your shares by telephone or via the internet, you must have your proxy card and social security number available. The series of numbers that appear on the top of your proxy card must be used to access the system.

  1. To vote by telephone: On a touch-tone telephone call 1-800-652-8683 toll free from the US and Canada.

  2. To vote via the internet: Access the World Wide Web site http://www.vote-by-net.com.

  Voting by telephone and via the internet is available 24 hours a day, 7 days a week.

  Your vote by telephone or via the internet authorizes the named proxies in the same manner as if you completed, signed, dated and mailed the proxy card.

  If you choose to vote your shares by telephone or via the internet, there is no need for you to mail back your proxy card.

  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

P R O X Y

[LOGO OF ARCO]

                   ATLANTIC RICHFIELD COMPANY -- COMMON STOCK
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                THE COMPANY FOR THE ANNUAL MEETING ON MAY 4, 1998

    The undersigned hereby constitutes and appoints Allan L. Comstock, Terry
    G. Dallas and Bruce G. Whitmore, and each of them, true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the annual meeting of stockholders of ATLANTIC RICHFIELD COMPANY to be held at ARCO Center, The Auditorium, 333 South Hope Street, Los Angeles, California on Monday, May 4, 1998, and at any adjournments thereof, on all matters coming before said meeting, including (1) the election of nine directors, (2) the approval of the appointment of Coopers & Lybrand L.L.P. as independent auditors for the year 1998 and (3) the consideration of the stockholders' proposals.

    Nominees for election as director:

    1. Frank D. Boren                       COMMENTS OR CHANGE OF ADDRESS
    2. Mike R. Bowlin                       -----------------------------------
    3. John Gavin                           -----------------------------------
    4. Kent Kresa                           -----------------------------------
    5. Arnold G. Langbo                     -----------------------------------
    6. David T. McLaughlin                  (If you have written in the above
    7. John B. Slaughter                    space, please mark the
    8. Gary L. Tooker                       corresponding box on the reverse
    9. Henry Wendt                          side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE        SEE
APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK     REVERSE
ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD       SIDE
OF DIRECTORS' RECOMMENDATIONS. THIS PROXY CANNOT BE VOTED
UNLESS YOU SIGN AND RETURN IT.



BROKER CARD--COMMON STOCK (WHITE)
--------------------------------------------------------------------------------

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS, FOR PROPOSAL 2 AND AGAINST PROPOSALS 3, 4 AND 5.
--------------------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF DIRECTORS AND FOR PROPOSAL 2.
--------------------------------------------------------------------------------
                 FOR   WITHHELD
1. Election of   [ ]     [ ]      2. Approval of            FOR AGAINST ABSTAIN
   Directors                         appointment of         [ ]   [ ]     [ ]
   (see reverse)                     Coopers & Lybrand
                                     L.L.P. as independent
                                     auditors.


For, except vote withheld from the
following nominee(s):

-------------------
--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 3, 4 AND 5.
--------------------------------------------------------------------------------

                                                           FOR AGAINST ABSTAIN
3. Guidelines for Country Selection.                       [ ]   [ ]     [ ]

4. Additional Reporting of Political Contributions.        [ ]   [ ]     [ ]

5. Request for Company Investigation.                      [ ]   [ ]     [ ]

--------------------------------------------------------------------------------
                                SPECIAL ACTION
--------------------------------------------------------------------------------
Comments or change of address on reverse side.                           [ ]

Receive future mailings via electronic mail.                             [ ]

Will attend annual meeting.                                              [ ]

--------------------------------------------------------------------------------

SIGNATURE(S) ______________________________________ DATE ______
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.
--------------------------------------------------------------------------------
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

P R O X Y

[LOGO OF ARCO]

                           ATLANTIC RICHFIELD COMPANY
                  $2.80 CUMULATIVE CONVERTIBLE PREFERENCE STOCK

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 THE COMPANY FOR THE ANNUAL MEETING MAY 4, 1998

    The undersigned hereby constitutes and appoints Allan L. Comstock, Terry
    G. Dallas and Bruce G. Whitmore, and each of them, true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the annual meeting of stockholders of ATLANTIC RICHFIELD COMPANY to be held at the ARCO Center, The Auditorium, 333 South Hope Street, Los Angeles, California on Monday, May 4, 1998, and at any adjournments thereof, on all matters coming before said meeting, including (1) the election of nine directors, (2) the approval of the appointment of Coopers & Lybrand L.L.P. as independent auditors for the year 1998 and (3) the consideration of the stockholders' proposals.

    Nominees for election as director:

    1. Frank D. Boren                       COMMENTS OR CHANGE OF ADDRESS
    2. Mike R. Bowlin                       -----------------------------------
    3. John Gavin                           -----------------------------------
    4. Kent Kresa                           -----------------------------------
    5. Arnold G. Langbo                     -----------------------------------
    6. David T. McLaughlin                  (If you have written in the above
    7. John B. Slaughter                    space, please mark the
    8. Gary L. Tooker                       corresponding box on the reverse
    9. Henry Wendt                          side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE        SEE
APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK     REVERSE
ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD       SIDE
OF DIRECTORS' RECOMMENDATIONS. THIS PROXY CANNOT BE VOTED
UNLESS YOU SIGN AND RETURN IT.




BROKER CARD--$2.80 PREFERENCE (BLUE)

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS, FOR PROPOSAL 2 AND AGAINST PROPOSALS 3, 4 AND 5.
--------------------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF DIRECTORS AND PROPOSAL 2.
--------------------------------------------------------------------------------
                  FOR   WITHHELD
1. Election of    [ ]     [ ]      2. Approval of          FOR  AGAINST ABSTAIN
   Directors                          appointment of       [ ]    [ ]     [ ]
   (see reverse)                      Coopers & Lybrand
                                      L.L.P. as independent
                                      auditors.

For, except vote withheld from the
following nominee(s):

------------------------------
--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 3, 4 AND 5.
--------------------------------------------------------------------------------

                                                         FOR   AGAINST  ABSTAIN
3. Guidelines for Country Selection.                     [ ]     [ ]      [ ]

4. Additional Reporting of Political Contributions.      [ ]     [ ]      [ ]

5. Request for Company Investigation.                    [ ]     [ ]      [ ]

--------------------------------------------------------------------------------
                                SPECIAL ACTION
--------------------------------------------------------------------------------

Comments or change of address on reverse side.                            [ ]


Receive future mailings via electronic mail.                              [ ]


Will Attend Annual Meeting.                                               [ ]


--------------------------------------------------------------------------------

SIGNATURE(S) ______________________________________ DATE ________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.
--------------------------------------------------------------------------------
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

P R O X Y

[LOGO OF ARCO]

                           ATLANTIC RICHFIELD COMPANY
                  $3.00 CUMULATIVE CONVERTIBLE PREFERENCE STOCK

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                THE COMPANY FOR THE ANNUAL MEETING ON MAY 4, 1998

    The undersigned hereby constitutes and appoints Allan L. Comstock, Terry
    G. Dallas and Bruce G. Whitmore, and each of them, true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the annual meeting of stockholders of ATLANTIC RICHFIELD COMPANY to be held at ARCO Center, The Auditorium, 333 South Hope Street, Los Angeles, California on Monday, May 4, 1998, and at any adjournments thereof, on all matters coming before said meeting, including (1) the election of nine directors, (2) the approval of the appointment of Coopers & Lybrand L.L.P. as independent auditors for the year 1998 and (3) the consideration of the stockholders' proposals.

    Nominees for election as director:

    1. Frank D. Boren                       COMMENTS OR CHANGE OF ADDRESS
    2. Mike R. Bowlin                       -----------------------------------
    3. John Gavin                           -----------------------------------
    4. Kent Kresa                           -----------------------------------
    5. Arnold G. Langbo                     -----------------------------------
    6. David T. McLaughlin                  (If you have written in the above
    7. John B. Slaughter                    space, please mark the
    8. Gary L. Tooker                       corresponding box on the reverse
    9. Henry Wendt                          side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE        SEE
APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK     REVERSE
ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD       SIDE
OF DIRECTORS' RECOMMENDATIONS. THIS PROXY CANNOT BE VOTED
UNLESS YOU SIGN AND RETURN IT.



BROKER CARD--$3.00 PREFERENCE (YELLOW)

-------------------------------------------------------------------------------
[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.


  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS, FOR PROPOSAL 2 AND AGAINST PROPOSALS 3, 4 AND 5.
--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF DIRECTORS AND FOR PROPOSAL 2.
--------------------------------------------------------------------------------
                  FOR  WITHHELD                           FOR  AGAINST  ABSTAIN
1. Election of    [_]    [_]     2. Approval of           [_]    [_]      [_]
   Directors                        appointment of
   (see reverse)                    Coopers & Lybrand
                                    L.L.P. as independent
                                    auditors.

For, except vote withheld from the
following nominee(s):

------------------------------
-------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 3, 4 AND 5.
-------------------------------------------------------------------------------

                                                          FOR  AGAINST  ABSTAIN
3. Guidelines for Country Selection.                      [_]    [_]      [_]

4. Additional Reporting of Political Contributions.       [_]    [_]      [_]

5. Request for Company Investigation.                     [_]    [_]      [_]

-------------------------------------------------------------------------------
                                SPECIAL ACTION
-------------------------------------------------------------------------------

Comments or change of address on reverse side.                            [_]


Receive future mailings via electronic mail.                              [_]


Will attend annual meeting.                                               [_]

--------------------------------------------------------------------------------


SIGNATURE(S)                             DATE
            ---------------------------       ---------------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

-------------------------------------------------------------------------------